UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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The CATO Corporation
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The CATO Corporation

April 23, 2018

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Corporate Office of the Company, 8100 Denmark Road, Charlotte, North Carolina 28273 on Thursday, May 24, 2018 at 11:00 A.M., Eastern Time.

The Notice of the Annual Meeting of Shareholders and Proxy Statement are attached. The matters to be acted upon by our shareholders are set forth in the Notice of Annual Meeting of Shareholders and discussed in the Proxy Statement.

We would appreciate your signing, dating, and returning to the Company the enclosed proxy card in the enclosed postage paid envelope or voting online or telephonically at your earliest convenience.

We look forward to seeing you at our Annual Meeting.

Sincerely yours,

JOHN P. D. CATO
Chairman, President and
Chief Executive Officer

8100 Denmark Road
P. O. Box 34216
Charlotte, NC 28234
(704) 554-8510

The Cato Corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 24, 2018

TO THE SHAREHOLDERS OF
THE CATO CORPORATION

Notice is hereby given that the Annual Meeting of Shareholders of The Cato Corporation (the “Company”) will be held on Thursday, May 24, 2018 at 11:00 A.M., Eastern Time, at the Corporate Office of the Company, 8100 Denmark Road, Charlotte, North Carolina 28273, for the following purposes:

1.	To elect as Directors of the Board John P. D. Cato, Thomas E. Meckley, and Bailey W. Patrick, each for a term expiring in 2021 and until their successors are elected and qualified;
2.	To approve, on an advisory basis, the Company’s executive compensation;
3.	To consider and vote upon a proposal to approve The Cato Corporation 2018 Incentive Compensation Plan; and
4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2019.

The Board of Directors has fixed the close of business on March 20, 2018 as the record date for determination of shareholders entitled to notice of and to vote at the meeting or any adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2018:

This Proxy Statement, the accompanying proxy card and The Cato Corporation Annual Report on
Form 10-K for the 2017 fiscal year is available at:

www.catofashions.com/info/investor-relations

By Order of the Board of Directors

Christin J. Reische Assistant Secretary

Dated: April 23, 2018

SHAREHOLDERS ARE URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR VOTE ONLINE OR TELEPHONICALLY TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

The Cato Corporation

8100 Denmark Road
Charlotte, North Carolina 28273

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Cato Corporation (the “Company”) for use at the Annual Meeting of Shareholders of the Company (the “meeting”) to be held on May 24, 2018, and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 23, 2018.

Only shareholders of record at the close of business on March 20, 2018 are entitled to notice of and to vote at the meeting. As of March 20, 2018, the Company had outstanding and entitled to vote 23,046,902 shares of Class A Common Stock (“Class A Stock”) and 1,763,652 shares of Class B Common Stock (“Class B Stock”). Holders of Class A Stock are entitled to one vote per share and holders of Class B Stock are entitled to ten votes per share. Holders of Class A Stock and holders of Class B Stock vote as a single class.

All proxies properly executed and received prior to the meeting will be voted at the meeting. If a shareholder specifies how the proxy is to be voted on any of the business to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the election of nominees John P. D. Cato, Thomas E. Meckley and Bailey W. Patrick, FOR the resolution approving the Company’s executive compensation program, FOR the resolution to approve The Cato Corporation 2018 Incentive Compensation Plan, and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending February 2, 2019. A proxy may be revoked at any time prior to its exercise by written notice to the Secretary of the Company at the Corporate Office of the Company, by executing and delivering a proxy with a later date, or by voting in person at the meeting.

If you plan to attend and vote at the meeting and your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee to confirm your ownership of shares.

In accordance with applicable Delaware law and the Company’s Bylaws, the holders of a majority of the combined voting power of Class A Stock and Class B Stock present in person or represented by proxy at the meeting will constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes arise when beneficial shareholders do not give their banks, brokers or other nominees instructions for voting their shares and the banks, brokers or other nominees do not have authority to vote the shares on a matter because the matter is not considered routine. The only such routine item on the ballot for which uninstructed banks, or other nominees may vote is the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

With regard to the election of directors, votes may either be cast in favor of or withheld and, assuming the presence of a quorum, directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election. Abstentions and broker non-votes are not counted for purposes of election of directors. The affirmative vote of a majority of the combined voting power of the Class A Stock and Class B Stock present in person or represented by proxy at the meeting and entitled to vote is required to approve the non-binding advisory vote on the Company’s executive compensation. The proposal to approve the 2018 Incentive Compensation Plan requires the affirmative vote of a majority of the combined voting power of the Class A Stock and Class B Stock present in person or represented by proxy at the meeting and entitled to vote. The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the combined voting power of the Class A Stock and Class B Stock present in person or represented by proxy at the meeting and entitled to vote. On any proposal other than the election of directors, abstentions will have the same effect as a negative vote against the proposal.

The Company will bear the cost of this solicitation including the expense of preparing, printing, and mailing these proxy materials to shareholders. The Company will reimburse brokers, dealers, banks, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of the Company’s Class A Stock and Class B Stock and securing their voting instructions.

The independent election inspector(s) appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting.

These proxy materials are available in PDF and HTML format at www.catofashions.com/info/investor-relations and will remain posted until the conclusion of the meeting. Information on the Company’s website, however, does not form a part of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of March 20, 2018, certain information regarding the ownership of the outstanding shares of Class A Stock and Class B Stock by (i) each director and nominee, (ii) each person who is known by the Company to own more than 5% of such stock, (iii) each executive officer listed in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes below, each shareholder named has sole voting and investment power with respect to such shareholder’s shares. Unless otherwise indicated, the address of each shareholder listed below is 8100 Denmark Road, Charlotte, North Carolina 28273.

	Shares Beneficially Owned (1)				Percent
	Class A Stock		Class B Stock		of Total
		Percent		Percent	Voting
Name of Beneficial Owner	Number	of Class	Number	of Class	Power
John P. D. Cato (2)	572,358	2.5	1,763,652	100.0	44.8
John R. Howe	95,450	*	—	—	*
M. Tim Greer	55,851	*	—	—	*
Gordon D. Smith	46,547	*	—	—	*
Thomas B. Henson	14,656	*	—	—	*
Bryan F. Kennedy, III	10,864	*	—	—	*
Thomas E. Meckley	12,668	*	—	—	*
Bailey W. Patrick	13,668	*	—	—	*
D. Harding Stowe	23,686	*	—	—	*
Edward I. Weisiger, Jr.	25,464	*	—	—	*
Pamela L. Davies (3)	0	*	—	—	*
All directors and executive officers as a group (11 persons)	871,212	3.8	1,763,652	100.0	45.5
BlackRock, Inc. (4)	3,161,301	13.7	—	—	7.8
The Vanguard Group, Inc. (5)	2,004,198	8.7	—	—	4.9
Wellington Management Co., LLP (6)	2,074,805	9.0	—	—	5.1
Dimensional Fund Advisors (7)	1,987,827	8.6	—	—	4.9
____________________

*	Less than 1%
(1)

Includes the vested interest of executive officers in the Company’s Employee Stock Ownership Plan and Employee Stock Purchase Plan. The aggregate vested amount credited to their accounts as of March 20, 2018 was 78,336 shares of Class A Stock.

(2)

The amount shown for Class A Stock and Class B Stock includes 21,344 shares and 3,000 shares, respectively, held by Mr. Cato’s wife. Mr. Cato disclaims beneficial ownership of shares held directly or indirectly by his wife.

(3)	Dr. Davies’ appointment as a director was effective April 1, 2018.
(4)

Based on an amended Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about January 19, 2018. The address of this shareholder is 55 East 52nd Street, New York, NY 10055.

(5)

Based on an amended Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about February 8, 2018. The address of this shareholder is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This shareholder reports shared dispositive power with respect to 24,898 of the reported shares and shared voting power with respect to 26,691 of the reported shares.

(6)

Based on an amended Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about February 8, 2018. The address of this shareholder is 280 Congress Street, Boston, Massachusetts 02210. This shareholder reports shared dispositive power over all of the reported shares and shared voting power with respect to 1,660,843 of the reported shares.

(7)

Based on a Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about February 9, 2018. The address of this shareholder is Building One 6300 Bee Cave Road Austin, TX 78746.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors, currently consisting of eight members, is divided into three classes with terms expiring alternately over a three-year period. The terms of three incumbent directors, John P. D. Cato, Thomas E. Meckley and Bailey W. Patrick, expire at this year’s Annual Meeting. Each of them has been recommended by the Corporate Governance and Nominating Committee and nominated by the Board for re-election and to serve until the 2021 Annual Meeting and until their successors are elected and qualified. The Corporate Governance and Nominating Committee reviews and recommends, and the Board nominates, director candidates in accordance with the Company’s Bylaws and the policies described below under “Corporate Governance Matters – Director Nomination Criteria and Process.”

It is the intention of the persons named in the proxy to vote for John P. D. Cato, Thomas E. Meckley and Bailey W. Patrick to serve until the 2021 Annual Meeting and until their successors are elected and qualified, except to the extent authority to so vote is withheld with respect to one or more nominees. Should any nominee be unable to serve, which is not anticipated, the proxy will be voted for the election of a substitute nominee selected by the Board of Directors. The three nominees shall be elected by a plurality of the votes of Class A Stock and Class B Stock voting as a single class.

The directors recommend that shareholders vote FOR the election of Messrs. Cato, Meckley and Patrick as members of the Board of Directors.

As discussed in the Director Nomination Criteria and Process section below, the Board believes its directors possess a diverse and extensive background of knowledge and both professional and life experience that can support growth, evaluate risk and provide sufficient oversight to the Company. The members of the Board were selected based on their professional achievements, broad experience, wisdom, character, integrity, ability to make independent, analytical inquiries and intelligent decisions, sound and mature business judgment, ability to understand the business environment and ability to collaborate in an effective manner at the Board level. In addition, individual directors were selected based on many factors including, but not limited to, the following:

●	Experience at the director and executive level with publicly traded as well as private companies;
●	Knowledge of and experience in the development and leasing of commercial real estate;
●	Financial expertise including experience in public accounting; and
●	Knowledge of the retail industry.

In particular, for each director identified below, the Board believes that the sum of the experience, qualifications, attributes and skills described below in such director’s biographical information qualifies that director for service on the Board of Directors.

Nominees

Information with respect to each nominee, including biographical data for at least the last five years, is set forth below.

John P. D. Cato, 67, has been employed as an officer of the Company since 1981 and has been a director of the Company since 1986. Since January 2004, he has served as Chairman, President and Chief Executive Officer. From May 1999 to January 2004, he served as President, Vice Chairman of the Board and Chief Executive Officer. From June 1997 to May 1999, he served as President, Vice Chairman of the Board and Chief Operating Officer. From August 1996 to June 1997, he served as Vice Chairman of the Board and Chief Operating Officer. From 1989 to 1996, he managed the Company’s off-price concept, serving as Executive Vice President and as President and General Manager of the It’s Fashion! concept from 1993 to August 1996. Mr. Cato previously served as a director of Harris Teeter Supermarkets, Inc., formerly Ruddick Corporation. The Board nominated Mr. Cato based on his knowledge of all aspects of the Company’s business and his substantial experience on and contributions to the Company’s Board, among other skills and attributes.

Thomas E. Meckley, 73, has been a director of the Company since May 2009. Mr. Meckley formerly served as a consultant to Agility Recovery Solutions, an onsite mobile business continuity solutions company, from 2005 through May 2015. He was employed by the public accounting firm of Ernst & Young LLP from 1967 to 2005 and served as a Managing Partner of the Charlotte, North Carolina office from 1985 to 1995. Mr. Meckley previously served on the Board of Trustees of Elizabethtown College, a liberal arts college in Pennsylvania. The Board nominated Mr. Meckley based on his experience in public accounting, among other skills and attributes.

Bailey W. Patrick, 56, has been a director of the Company since May 2009. Since October 2010, Mr. Patrick has been a Managing Partner of MPV Properties LLC, formerly Merrifield Patrick Vermillion, LLC, a privately held company specializing in real estate brokerage and development services. Mr. Patrick served as a Managing Partner of Merrifield Patrick from February to October 2010 and President of Bissell-Patrick, LLC from 1999 to 2010, both predecessor firms to Merrifield Patrick Vermillion, LLC, holding various other positions with Bissell-Patrick since 1984. He also serves on the Board of Directors for the Carolina Thread Trail in Charlotte, North Carolina, the Board of Visitors for UNC-Chapel Hill, a Trustee for the YMCA of Greater Charlotte and Trustee Emeritus of Queens University. He previously served on the Board of Directors of Harris Teeter Supermarkets Inc., formerly Ruddick Corporation, as the Chairman of the Board of Trustees of the YMCA of Greater Charlotte, and as a Trustee of Queens University in Charlotte, NC. The Board nominated Mr. Patrick based on his experience in commercial real estate leasing and development and experience gained in service on other boards, among other skills and attributes.

Continuing Directors

Information with respect to the five continuing members of the Board of Directors, including biographical data for at least the last five years, is set forth below.

D. Harding Stowe, 62, has been a director of the Company since February 2005. Mr. Stowe was the President and Chief Executive Officer of R.L. Stowe Mills, Inc. from 1994 to 2009. Mr. Stowe also has been the Chairman and Chief Executive Officer of New South Pizza (Brixx Wood Fired Pizza) since 1997. Additionally, he serves as the Secretary and Treasurer of The Stowe Foundation, Inc., as the President of the Daniel J. Stowe Botanical Garden, and as the Vice President of Seven Oaks Farm Foundation. The Board concluded that Mr. Stowe is qualified to serve as a Board member based on his experience in senior management and leadership positions with several companies and boards, among other skills and attributes.

Edward I. Weisiger, Jr., 57, has been a director of the Company since May 2010. Mr. Weisiger has served as President of CTE since 1991 and Chairman since 2010 and served in various positions with the firm since 1988. Mr. Weisiger is a principal and founding partner of Beacon Partners, a commercial real estate development and asset management firm and a principal and founding partner of Cresset Capital Partners and WSC & Company, both private equity entities that invest in small and medium size manufacturers, distributors and asset intensive services businesses. Mr. Weisiger is a past member of the Executive Committee of the North Carolina Chamber and a past member of the Board of Directors of the North Carolina Trucking Association and a past chair of the Charlotte Chamber of Commerce. The Board concluded that Mr. Weisiger is qualified to serve as a Board member based on his experience in senior management with various companies and commercial real estate development, among other skills and attributes.

Dr. Pamela L. Davies, 60, has been a director of the Company since April 2018. Dr. Davies has been President of Queens University of Charlotte, Charlotte, NC, since 2002. Prior to that, she was Dean of the McColl School of Business at Queens University of Charlotte from 2000 to 2002. She is currently a director of YMCA, USA Sonoco Products, Inc., and Atrium Health. She was previously a director of Charming Shoppes from 1998 to 2009, C&D Technologies, Inc. from 1998 to 2010, and Family Dollar Stores, Inc. from 2009 to 2015. The Board concluded that Dr. Davies is qualified to serve as a Board member based on her background in business education and Board experience with other retailers and public companies, among other skills and attributes.

Thomas B. Henson, 63, has been a director of the Company since May 2011. Mr. Henson is a licensed attorney and is a founder and has served as CEO of American Spirit Media, LLC, which owns network-affiliated television stations in the south and mid-west. Mr. Henson practiced law at the firm of Robinson, Bradshaw & Hinson in Charlotte, North Carolina from 1980 to 1999. Mr. Henson is an investor in several privately owned real estate, hospitality and leisure related businesses. Mr. Henson served on the Boards of Portrait Innovations from 2002 to 2017, and Park Sterling Bank from 2006 to 2017. The Board concluded Mr. Henson is qualified to serve as a Board member based on his experience in electronic and print media and legal experience with retail companies, among other skills and attributes.

Bryan F. Kennedy, III, 60, has been a director of the Company since August 2009. Mr. Kennedy has served as the North Carolina/Virginia Division President for South State Bank since the sale of Park Sterling Corporation (holding company for Park Sterling Bank) to South State Corporation on November 30, 2017. Prior to that, Mr. Kennedy served as President of Park Sterling Bank from 2006 until November 2017 and was a member of its Board from 2006 until 2010. Mr. Kennedy also served as the President of Park Sterling Corporation from January 2011 until 2017, and carried the additional title of Chief Executive Officer of Park Sterling Bank from January 2006 until August 2010. Mr. Kennedy was the North Carolina Market President of Regions Bank, located in Charlotte, North Carolina, from January 2004 to January 2006. The Board concluded that Mr. Kennedy is qualified to serve as a Board member based on his experience in banking and finance, among other skills and attributes.

The five continuing members of the Board of Directors are divided into two classes with current terms expiring in 2019 and 2020. On the expiration of each director’s term, his successor in office will be elected for a three-year term. The terms of Messrs. Stowe and Weisiger expire in 2019. The terms of Dr. Davies and Messrs. Henson and Kennedy expire in 2020.

PROPOSAL 2 — A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is committed to corporate governance best practices and recognizes the significant interest of shareholders in executive compensation matters. As part of its commitment to a “pay for performance and retention” based compensation philosophy, and as required by Section 14A of the Securities Exchange Act, the Board will hold a non-binding advisory vote to approve the compensation of our named executive officers. Although this vote is advisory and is not binding on the Board, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

As discussed in the Compensation Discussion and Analysis included in this proxy statement, the Board believes that the current executive compensation program directly links executive compensation to performance and aligns the interests of executive officers with those of shareholders. For example:

●

In 2017, 72% of the CEO’s total compensation potential was performance-based and 53% to 55% of the NEOs’, other than the CEO, total compensation potential was performance-based. We encourage long-term stock ownership by executive officers with restricted stock award features such as five-year vesting with no vesting until the third anniversary of the grant and an ownership requirement before any vested restricted stock may be sold.

●	We do not have any agreements with executive officers that provide for cash severance payments upon termination of employment or in connection with a change in control (e.g., golden parachutes).
●	Executive officers do not earn any additional retirement income under any supplemental executive retirement plan or other employer funded pension.
●

Executive officers are not provided compensation or perquisites such as company funded deferred compensation, housing allowances, reimbursed or employer provided personal air travel, automobile allowances or company funded financial planning services.

●	Executive officers receive 401(k) matching contributions, profit sharing contributions and group term life insurance similar to all eligible associates of the Company.

For these reasons, the Board recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers of The Cato Corporation, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material).”

The above referenced disclosures appear at pages 23 to 37 of this proxy statement.

For the reasons stated above, the Board believes the compensation of our named executive officers is appropriate and recommends a vote FOR approval of this resolution.

PROPOSAL 3 — APPROVE THE 2018 INCENTIVE COMPENSATION PLAN

We are asking our shareholders to approve The Cato Corporation 2018 Incentive Compensation Plan (the “2018 Plan”). The 2018 Plan is intended to replace our 2013 Incentive Compensation Plan (the “2013 Plan”). In connection with recent changes in applicable law as well as other considerations, the Compensation Committee of the Board of Directors believes that it is in the best interests of the Company and its shareholders to establish a replacement incentive compensation plan to transition from the 2013 Plan and continue to allow the Company to provide a variety of equity-based incentives to key employees and directors of the Company and its subsidiaries. Therefore, the Compensation Committee adopted the 2018 Plan on March 28, 2018, with the 2018 Plan subject to and to be effective upon the requisite approval of the Company’s shareholders at our 2018 Annual Meeting of Shareholders.

The 2013 Plan was initially approved by our shareholders at our 2013 annual meeting. Under the 2013 Plan, the Company is authorized to issue up to 1,500,000 shares of Class A Stock. As of April 3, 2018, approximately 643,527 shares of Class A Stock are subject to currently outstanding awards and 856,473 shares of Class A Stock are available for future awards under the 2013 Plan. If the 2018 Plan is approved at the 2018 Annual Meeting, the 2013 Plan will automatically terminate on that date and no further awards will be granted thereunder. In addition to the initial share reserve of 4,000,000 shares of Class A Stock established for the 2018 Plan, any shares remaining available for issuance under the 2013 Plan upon its termination will become available for issuance under the 2018 Plan, and any shares subject to outstanding stock awards granted under the 2013 Plan that expire or terminate for any reason prior to exercise or settlement also will become available for issuance under the 2018 Plan. Approval of the 2018 Plan will not adversely affect rights under any outstanding awards previously granted under the 2013 Plan.

If the 2018 Plan is not approved by our shareholders, the 2013 Plan will continue in effect and the Company will continue to have the ability to grant awards under the 2013 Plan until its scheduled termination on February 28, 2023 or earlier termination by the Compensation Committee.

The 2018 Plan will allow the Company to continue to attract and retain key employees and directors as well as provide them with incentives to contribute to the Company’s growth and success and align their interests with those of the Company’s shareholders. The Company also reserves the right to pay discretionary bonuses or other types of compensation outside of the 2018 Plan.

The following is a summary of the 2018 Plan submitted for shareholder approval. The summary describes the principal features of the 2018 Plan, but it is qualified by reference to the full text of the 2018 Plan, which is included in this Proxy Statement as APPENDIX A.

Summary of Proposed 2018 Plan

Administration

The 2018 Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have the full authority to select the recipients of awards under the 2018 Plan, to grant awards under the 2018 Plan, to determine the type and size of awards, and to determine and amend the terms, restrictions and conditions of awards. Among other things, the Compensation Committee also will have the full authority to construe and interpret the 2018 Plan and any related award agreement, to establish rules and regulations relating to the administration of the 2018 Plan, to delegate administrative responsibilities, to determine rules and conditions for the deferral of payments under awards, and to make all other determinations and take any other actions that may be necessary or advisable for the administration of the 2018 Plan. The Committee also has the discretion to vary or amend the terms of awards and establish administrative rules, procedures and sub-plans to conform to or accommodate differences in laws, rules, regulations, customs or policies of applicable non-U.S. jurisdictions.

To the extent permitted by applicable law and to the extent that any such action will not prevent the 2018 Plan or any award from satisfying certain regulatory exemptions and requirements, the Compensation Committee may delegate to a subcommittee or executive officers of the Company (or other such persons it deems appropriate) the authority to perform such functions that the Compensation Committee determines; provided that awards to executive officers and related substantive matters will be determined solely by the Compensation Committee or an appropriate subcommittee.

Eligibility

Awards may be granted under the 2018 Plan to key employees of the Company and its subsidiaries who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company as determined by the Compensation Committee. Awards also may be granted to non-employee directors of the Company. In selecting recipients of awards and determining the applicable terms and conditions, the Compensation Committee may take into account any factors it deems relevant, including, among other things, their duties and the Compensation Committee’s assessment of their present and potential contributions to the success of the Company and its subsidiaries. The number of individuals who are eligible to participate in the 2018 Plan varies and, in light of the Compensation Committee’s discretion, the actual number of individuals who will be granted an award in the future cannot be determined. As of April 3, 2018, the Company had approximately 10,250 employees and non-employee directors.

Types of Awards

Awards under the 2018 Plan may be granted in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, incentive bonus awards and stock awards. Each type of award is discussed in more detail below.

Shares Subject to the 2018 Plan and Award Limits

If the shareholders approve the 2018 Plan, the number of shares of Class A Stock available for issuance under the 2018 Plan will be 4,000,000 shares, plus any shares remaining available for issuance under the 2013 Plan upon its automatic termination and any shares subject to outstanding stock awards granted under the 2013 Plan that expire or terminate for any reason prior to exercise or settlement. The number of shares of Class A Stock available for issuance under the 2018 Plan also will subject to adjustment as described below.

Shares of Class A Stock covered by awards that expire or are forfeited, canceled, settled in cash or otherwise terminated without the delivery of the full number of covered shares will be available for further awards under the 2018 Plan to the extent of such expiration, forfeiture, cancellation, cash settlement, etc. However, shares of Class A Stock subject to an award that are withheld or retained by the Company in payment of the exercise or purchase price of an award (including shares withheld or retained by the Company or not issued in connection with the net settlement or net exercise of an award), or tendered to, withheld or retained by the Company in payment of tax withholding obligations relating to an award, will not become available again for awards under the 2018 Plan.

The maximum number of shares of Class A Stock that may be issued pursuant to incentive stock options under the 2018 Stock Incentive Plan also will be 4,000,000 shares, subject to adjustment as described below.

The 2018 Plan provides that no employee may be granted options and/or stock appreciation rights under the 2018 Plan with respect to an aggregate of more than 300,000 shares of Class A Stock during any calendar year. With respect to all other types of awards, the 2018 Plan provides that no employee may be granted awards (whether such awards may be settled in shares of Class A Stock and/or cash) consisting of, covering or relating to, in the aggregate, more than 300,000 shares of Class A Stock during any calendar year. The 2018 Plan also provides that no non-employee director may be granted awards (whether such awards may be settled in shares of Class A Stock and/or cash) consisting of, covering or relating to, in the aggregate, more than 50,000 shares of Class A Stock during any calendar year.

In the event of any change in the number of outstanding shares of Class A Stock due to a stock split, stock dividend, spin-off or similar equity restructuring event, then to prevent the dilution or enlargement of rights, corresponding equitable adjustments shall be made in accordance with the 2018 Plan to, among other things, the limits on the number of shares of Class A Stock which may be issued under the 2018 Plan and the number and price of shares of Class A Stock subject to outstanding awards under the 2018 Plan. In the event of a change in corporate capitalization due to a reorganization, recapitalization, merger, consolidation or similar transaction affecting the Class A Stock, the Compensation Committee shall make adjustments to the number and kind of shares which may be issued under the 2018 Plan and to outstanding awards as it determines, in its discretion, to be appropriate.

Stock Options

Stock options may be granted under the 2018 Plan in the form of either incentive stock options (also referred to as “ISOs”) intended to qualify under Section 422 of the Code or nonstatutory stock options. Stock options give the recipient an opportunity to purchase shares of Class A Stock from the Company at a designated exercise price. Incentive stock options can be granted only to employees of the Company and eligible subsidiaries.

The exercise price of options granted under the 2018 Plan is determined at the discretion of the Compensation Committee, but the exercise price per share generally may not be less than the fair market value of a share of Class A Stock on the grant date of the option. In the case of incentive stock options granted to any holder on the grant date of more than 10% (directly or by attribution through relatives or entities in which the holder has an ownership interest) of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation (a “10% Shareholder”), the exercise price per share may not be less than 110% of the fair market value of a share of Class A Stock on the grant date. Under the 2018 Plan, fair market value generally is based on the average of the high and low sale prices of the Class A Stock on the NYSE on the grant date of the option.

Unless otherwise provided by the Compensation Committee, the exercise price of an option generally may be paid in cash, and subject to applicable law and such rules as may be established by the Compensation Committee, (i) by tendering previously acquired shares of Class A Stock having an aggregate fair market value equal to the total exercise price as long as certain requirements are met, (ii) by means of a “cashless exercise” through an approved broker, and/or (ii) by means of a “net share settlement” procedure. The Compensation Committee also may provide that options may be exercised by other means consistent with applicable law.

The Compensation Committee establishes the time period within which options must be exercised, but this period may not exceed ten years from the grant date of the option or, in the case of incentive stock options granted to a 10% Shareholder, five years from the grant date of the option. Options may expire before the end of the option period if the option holder’s service with the Company terminates. Stock options will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. To the extent that the fair market value of incentive stock options (determined based on the fair market value on the grant date) that become exercisable for the first time in a calendar year exceeds $100,000, such options generally will be deemed nonstatutory stock options.

Except as otherwise provided by the Compensation Committee, the following rules apply if an option holder’s service with the Company and its subsidiaries terminates. If an option holder’s service terminates for any reason other than cause, death, disability or an eligible retirement, the option holder generally may exercise his or her stock options (to the extent then vested) within the 90-day period following such termination. If the option holder is terminated for cause, the option holder’s stock options will immediately expire and can no longer be exercised. If the option holder’s service terminates due to his or her death, disability or eligible retirement, options (to the extent then vested) generally may be exercised during the one-year period following termination. In no event can an option be exercised after the expiration of its term (i.e., the option period fixed by the Compensation Committee).

Options generally may not be transferred except by will or the laws of descent and distribution and options generally may be exercised during the lifetime of the option holder only by the option holder. However, the Compensation Committee, in its discretion, may permit the transfer of nonstatutory stock options, without consideration, to certain family members or family-related trusts, foundations or other entities, subject to limitations determined by the Compensation Committee.

Stock Appreciation Rights

Stock appreciation rights (or “SARs”) allow a recipient to receive upon exercise an amount equal to the excess of the then fair market value at that time of the shares of Class A Stock with respect to which the SARs are being exercised over the initial value assigned to such SARs. This amount may be payable in cash, shares of Class A Stock or a combination, as determined by the Compensation Committee. The initial value of SARs granted under the 2018 Plan is determined at the discretion of the Compensation Committee, but the initial value per share of Class A Stock covered by the SARs may not be less than the fair market value of a share of Class A Stock on the grant date. For this purpose, fair market value generally is based on the average of the high and low sale prices of the Class A Stock on the NYSE on the grant date of the SAR.

SARs may be granted in tandem with stock options or independently. The Compensation Committee will establish the time period within which SARs must be exercised, but this period cannot exceed ten years from the grant date of the SARs. SARs granted in tandem with stock options must have the same term as the options to which they relate. SARs may expire before the end of the exercise period if the recipient’s service with the Company and its subsidiaries ends. SARs will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. However, SARs granted in tandem with stock options may be exercised only with respect to the shares of Class A Stock for which their related stock options are then exercisable. The exercise of either options or SARs that are granted in tandem will result in the termination of the other to the extent of the number of shares of Class A Stock with respect to which such options or SARs are exercised.

If an individual’s service with the Company and its subsidiaries terminates, SARs then held by such individual will terminate on the same terms and conditions that apply to stock options as described above, unless otherwise provided by the Compensation Committee.

SARs generally may not be transferred except by will or the laws of descent and distribution and SARs generally may be exercised during the lifetime of the recipient only by the recipient.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of shares of Class A Stock that is subject to restrictions and other terms and conditions set by the Compensation Committee. Restricted stock units are non-voting units of measurement that represent the contingent right to receive shares of Class A Stock, or the value of shares of Class A Stock, in the future, but no shares are actually awarded to recipients on the grant date. Once applicable restrictions lapse or have been satisfied, restricted stock units may be payable in cash, shares of Class A Stock or a combination thereof, as specified by the Compensation Committee.

The Compensation Committee determines the type of restrictions applicable to the award, which can include restrictions based on the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives. The Compensation Committee also determines the purchase price, if any, to be paid for the restricted stock or restricted stock units. Restricted stock units are not transferable and restricted stock generally may not be transferred until all restrictions applicable to the award have lapsed or been satisfied.

If the recipient’s service with the Company and its subsidiaries ends, all shares of restricted stock or restricted stock units, as the case may be, that are still subject to restrictions generally will be forfeited unless the Compensation Committee provides otherwise.

Except as otherwise provided by the Compensation Committee, a recipient of restricted stock generally will have certain rights and privileges of a shareholder, including the right to vote such shares of restricted stock and to receive cash dividends, if any (although the Compensation Committee may require that any dividends be reinvested in additional shares of restricted stock). A recipient of restricted stock units will not have any voting or other shareholder rights. However, the Compensation Committee may, in its discretion, provide that, if the Board of Directors declares a dividend with respect to the Class A Stock, a recipient of restricted stock units will receive dividend equivalents on terms set by the Compensation Committee.

Stock Awards

The Compensation Committee may grant other types of stock awards that involve the issuance of shares of Class A Stock or that are denominated or valued by reference to shares of Class A Stock. The terms and conditions applicable to such stock awards will be determined by the Compensation Committee in its discretion.

Incentive Bonus Awards

The Compensation Committee may award a key employee the opportunity to receive a cash bonus based on the achievement of one or more performance goals. The Compensation Committee will establish these performance goals and any other criteria that must be met, the period during which achievement of the performance goals and other criteria will be measured, the formula or basis by which the actual amount of the incentive bonus will be determined, the timing and form of payment, and any forfeiture events. Incentive bonuses will be paid in cash. The Compensation Committee may, in its discretion, reduce the amount of or eliminate an incentive bonus award. The 2018 Plan provides that in no event may a participant receive an incentive bonus for any calendar year greater than $3,000,000.

In general, a participant must remain employed by the Company and its subsidiaries through the last day of the performance period and at the time of the payment in order to receive an incentive bonus, unless otherwise provided by the Compensation Committee.

Change in Control

In the event of a change in control (as defined in the 2018 Plan) of the Company, all outstanding stock options and SARs will become fully vested and exercisable. In addition, the Compensation Committee may (i) require holders of options or SARs to surrender such awards in exchange for a payment, in cash or Class A Stock as determined by the Compensation Committee, equal to the amount by which the “change in control price” for each share of Class A Stock subject to the outstanding awards exceeds the option price of such options or initial value of such SARs, as the case may be; (ii) after giving award holders an opportunity to exercise their outstanding options and SARs, terminate any or all unexercised options and SARs; or (iii) provide for the assumption or substitution of such outstanding awards by the surviving company in the change in control. The term “change in control price” is defined in the 2018 Plan and generally means, with certain exceptions, the higher of (a) the highest sales price per share of Class A Stock reported on the NYSE Composite Index during the 60-day period ending on the date of the change in control; or (b) if the change in control is the result of a tender or exchange offer or certain specified corporate transactions, the highest price paid per share of Class A Stock in such transaction.

In the event of a change in control of the Company, all outstanding restricted stock, restricted stock units and other stock awards (other than those that have been designated as performance compensation) also will fully vest with all restrictions and conditions related thereto being deemed satisfied.

Incentive bonuses and performance compensation that have been earned but remain outstanding as of the date of a change in control will be payable in full immediately upon a change in control. Upon a change in control of the Company, any other incentive bonus and performance compensation awards will be accelerated and immediately vested, paid or delivered, as the case may be, on a pro rata basis based upon assumed achievement of all target performance goals and the length of time within the performance period that has elapsed prior to the change in control.

Amendment, Suspension or Termination

The Compensation Committee may at any time amend, suspend or terminate the 2018 Plan in whole or in part for any reason, provided that such action may be subject to shareholder approval if necessary to comply with legal, regulatory or securities exchange listing requirements or the action is intended to allow the exercise price of outstanding stock options to be reduced by repricing or replacing such options. Unless terminated earlier, the 2018 Plan will terminate on May 23, 2028, a term of ten years from its effective date upon receipt of shareholder approval at the 2018 Annual Meeting. The Compensation Committee also may amend the terms of an outstanding award. Generally, no amendment, suspension or termination of the 2018 Plan (or amendment of an outstanding award) may adversely affect in any material way the rights of the holder of an outstanding award without his or her consent. However, the Compensation Committee may amend the 2018 Plan and/or any outstanding award without obtaining the award holder’s consent if it deems the amendment necessary or advisable to comply with applicable law or address other regulatory matters.

The 2018 Plan also provides that, to the extent necessary to comply with or as required by applicable law, all awards granted under the 2018 Plan are intended to be subject to the terms and conditions of any policy regarding clawbacks, forfeitures or recoupments adopted by the Company.

Forfeiture and Clawback

The 2018 Plan provides that, in addition to forfeitures due to vesting schedules or termination of service, the Compensation Committee may specify in an award agreement that an award and/or a participant’s rights, payments and benefits with respect to an award (including, but not limited to, the right to receive an award, to exercise an award, to retain an award, to retain cash or Class A Stock acquired in connection with an award and/or to retain the profit or gain realized in connection with an award) will be subject to reduction, rescission, forfeiture or recoupment by the Company upon certain events, such as termination of service for cause, breach of confidentiality or other restrictive covenants, engaging in competition against the Company or other conduct or activity that is detrimental to the business or reputation of the Company. The 2018 Plan also provides that all awards granted under the 2018 Plan are, to the extent necessary to comply with or as required by applicable law, intended to be subject to the terms and conditions of any policy regarding clawbacks, forfeitures or recoupments adopted by the Company.

Market Price of Class A Stock

The closing price of a share of the Class A Stock on the NYSE on April 3, 2018 was $15.15.

2018 Plan Benefits

At its March 2018 meeting, the Compensation Committee approved stock awards based on a value of $50,000 to each non-employee Director effective June 1, 2018, subject to shareholder approval of the 2018 Plan, that are not subject to vesting requirements or any other restrictions. The number of shares to be awarded to each director is 3,628 shares of Class A Stock.

At the same March 2018 meeting, the Compensation Committee also approved opportunities for the Named Executive Officers to be awarded performance-based cash incentive bonuses under the 2018 Plan for the 2018 fiscal year.

Since all awards under the 2018 Plan are made at the discretion of the Compensation Committee, all other future awards that may be received by any executive officers or directors pursuant to the 2018 Plan are not presently determinable.

2018 Incentive Compensation Plan New Plan Benefits

Name and Position	(1) Dollar Value ($)	Number of Units
John P. D. Cato	$1,911,400
Chairman, President & Chief Executive Officer

John R. Howe	$340,400
Executive Vice President & Chief Financial Officer

Michael T. Greer	$294,700
Executive Vice President
Director of Stores

Gordon D. Smith	$267,900
Executive Vice President
Chief Real Estate & Store Development Officer

All current executive officers as a group	$2,814,400
All current non-executive officer directors as a group	$350,000	25,396
All current non-executive officer employees as a group	N/A	N/A
____________________

(1)	The actual cash incentive bonus amounts are not determinable at this time, but the maximum cash incentive bonuses are based on a percentage of the Named Executive Officer’s base salary.

Certain Federal Income Tax Consequences

The following is a brief summary of the current federal income tax consequences that generally apply with respect to awards that may be granted under the 2018 Plan. Applicable laws and regulations may change in the future. This summary is not intended to be exhaustive and does not describe a number of tax rules, including any foreign, state or local tax consequences, tax withholding requirements or various other rules that could apply to a particular individual or to the Company and its subsidiaries under certain circumstances (and references to the Company in this section include the applicable subsidiary, if any). This summary is not intended or written to be used (and cannot be used by any taxpayer) to avoid penalties that may be imposed on a taxpayer. Tax implications may vary due to individual circumstances. Participants should consult their personal tax advisors about the tax consequences related to awards under the 2018 Plan.

Nonstatutory Stock Options

The grant of nonstatutory stock options generally should have no federal income tax consequences to the Company or the option holder. Upon the exercise of a nonstatutory stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income (subject to deduction limitations under Section 162(m) of the Code). In the event of the disposition of the acquired shares of Class A Stock, any additional gain (or loss) generally will be taxed to the option holder as either short-term or long-term capital gain (or loss) depending on how long the shares were held.

Incentive Stock Options

The grant and exercise of incentive stock options generally should have no federal income tax consequences to the Company. The grant and exercise of incentive stock options generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an incentive stock option, the option holder treats the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.

If the option holder retains the shares of Class A Stock acquired upon the exercise of an incentive stock option for at least two years following the grant date of the option and one year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. The Company will not be entitled to any deduction in such case. If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the Class A Stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the sale price received on disposition of the shares) over the exercise price. The Company will be entitled to a corresponding tax deduction in the same amount (subject to deduction limitations under Section 162(m) of the Code). Any additional gain or loss realized by the option holder on the disposition of the Class A Stock will be taxed as short-term or long-term capital gain or loss, as applicable.

Stock Appreciation Rights

The grant of SARs generally should have no federal income tax consequences to the Company or the recipient. Upon the exercise of SARs, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income (subject to deduction limitations under Section 162(m) of the Code).

Restricted Stock

The recipient of restricted stock normally will recognize ordinary income when the restrictions on the restricted stock lapse (i.e., at the time the restricted shares are no longer subject to a substantial risk of forfeiture or become transferable, whichever occurs first). However, a recipient instead may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock). The Company generally will be entitled to a corresponding tax deduction (subject to deduction limits under Section 162(m) of the Code). If the recipient subsequently disposes of the shares of Class A Stock, any additional gain or loss should be eligible for short-term or long-term capital gain or loss tax treatment, depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an “83(b) election” and then forfeits the shares of Class A Stock, the recipient normally will not be entitled to any tax deduction or refund with respect to the tax already paid.

Restricted Stock Units

The grant of restricted stock units generally should have no federal income tax consequences to the Company or the recipient. When the restricted stock units vest and become payable, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income (subject to deduction limitations under Section 162(m) of the Code).

Other Stock Awards

The federal income tax consequences of other stock awards will depend on the form of such awards.

Incentive Bonus Awards

An employee will not have taxable income upon the grant of a contingent right to an incentive bonus. The incentive bonus will be taxable income to the employee at the time it is paid and the Company will be entitled to a corresponding tax deduction (subject to deduction limitations under Section 162(m) of the Code).

Section 409A of the Code

Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A of the Code also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A of the Code. Unless otherwise provided by the Compensation Committee, awards granted under the 2018 Plan generally are intended to either comply with or meet the requirements for an exemption from Section 409A of the Code. The Company does not guarantee to any participant that the 2018 Plan or any award granted under the 2018 Plan complies with or is exempt from Section 409A of the Code and the Company will not have any liability to, or indemnify or hold harmless any individual with respect to any tax consequences that arise from any failure to comply with or meet an exemption under Section 409A of the Code.

The full text of the 2018 Plan can be found in APPENDIX A of this Proxy Statement.

The directors recommend that shareholders vote FOR adoption of the 2018 Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the shares of the Company’s Class A Stock and Class B Stock issuable under all of the Company’s equity compensation plans as of February 3, 2018:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights			(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans
approved by security	Class A Stock:	159,826	Class A Stock:	$0.00	(2)	856,473	(3)
holders (1)	Class B Stock:	8,051	Class B Stock:	$23.56		-0-
Equity compensation plans
not approved by security
holders		—		—		—
Total	Class A Stock:	159,826	Class A Stock:	$0.00		856,473
	Class B Stock:	8,051	Class B Stock:	$23.56		-0-

(1)

This category includes the 1987 Non-Qualified Stock Option Plan, the 2013 Employee Stock Purchase Plan, and the 2013 Incentive Compensation Plan. This category does not include any shares under The Cato Corporation 2018 Incentive Compensation Plan being submitted for shareholder approval at the Annual Meeting. If approved by the shareholders, the securities available for issuance under the 2018 Incentive Compensation Plan will be an aggregate of 4,000,000 shares of the Company’s Class A Stock, plus any remaining shares available for issuance under the 2013 Incentive Compensation Plan, plus any shares subject to outstanding stock awards granted under the 2013 Incentive Compensation Plan that expire or terminate for any reason prior to exercise or settlement.

(2)

This amount does not include the exercise price of options outstanding under the 2013 Employee Stock Purchase Plan because the exercise price is not determinable as of the date of this Proxy Statement. The exercise price to purchase a share of Class A Stock under such an option equals 85% of the lesser of the fair market value per share of Class A Stock at the beginning of the applicable offering period or the fair market value per share of Class A Stock at the end of the applicable offering period.

(3)	This amount includes 856,473 shares of Class A Stock available for future issuance under the 2013 Incentive Compensation Plan.

MEETINGS AND COMMITTEES

During the fiscal year ended February 3, 2018, the Company’s Board of Directors held four meetings. The Board typically schedules a meeting in conjunction with the Company’s Annual Meeting of Shareholders and expects that all directors will attend the Annual Meeting absent a schedule conflict or other valid reason. All directors attended the Company’s 2017 Annual Meeting.

The Board of Directors, pursuant to authority granted in the Company’s Bylaws, has established a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. During the fiscal year ended February 3, 2018, the Audit Committee held eight meetings; the Compensation Committee held three meetings and the Corporate Governance and Nominating Committee held four meetings.

All directors attended 100% of the scheduled Board of Directors meetings and applicable Committee meetings during fiscal 2017.

Audit Committee

The Board of Directors established the Audit Committee in accordance with Section 3(a) (58) (A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities regarding the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the safeguarding of the Company’s assets, the independence, qualifications, and performance of the independent auditors, the performance of the Company internal audit function, the Company’s internal control over financial reporting and such other matters as the Committee deems appropriate or as delegated to the Committee by the Board of Directors from time to time. See “Corporate Governance Matters - Board of Directors Risk Management Oversight” below for the Committee’s role in that process. During the fiscal year ended February 3, 2018, the Audit Committee held eight meetings. The Board of Directors has determined that each member of the Audit Committee is an independent director in accordance with the independence requirements of the New York Stock Exchange (“NYSE”). In addition, the Board has determined that each member of the Audit Committee meets the heightened standards of independence for audit committee members under the Exchange Act and that each is “financially literate” in accordance with the requirements of the NYSE. No member of the Audit Committee simultaneously serves on the audit committee of more than two other public companies. Messrs. Thomas E. Meckley (Chair), Thomas B. Henson and Bryan F. Kennedy, III are the members of the Audit Committee. The Board of Directors has determined that Thomas E. Meckley, Thomas B. Henson and Bryan F. Kennedy, III qualify as audit committee financial experts within the meaning of SEC rules. The Audit Committee operates under a Board-approved charter, a copy of which is available on the Company’s website at www.catofashions.com/info/investor-relations. Additional information concerning the Audit Committee is set forth below under “Proposal 5 – Ratification of Independent Registered Public Accounting Firm.”

Compensation Committee

The Compensation Committee assesses the Company’s overall compensation programs and philosophies. The Committee reviews and approves, on an annual basis, the Company’s goals and objectives for compensation of the Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of those goals and objectives at least annually. Based on this evaluation, the Compensation Committee determines and reports to the Board the Chief Executive Officer’s compensation, including salary, incentive bonus and performance-based equity compensation.

The Compensation Committee also reviews and approves, on an annual basis, the evaluation process and compensation structure of the Company’s other executive officers and evaluates those other officers’ performance at least annually. Based on this evaluation, the Compensation Committee determines and reports to the Board the other executive officers’ compensation, including salary, incentive bonus and equity compensation. The Compensation Committee also reviews on an annual basis and recommends to the Board the form and amount of director compensation. In addition, the Compensation Committee grants restricted stock and other awards to associates of the Company and its subsidiaries pursuant to the Company’s benefit and incentive compensation plans and reports such actions to the Board of Directors. See “Corporate Governance Matters - Board of Directors Risk Management Oversight” below for the Committee’s role in that process.

The Compensation Committee has the power to delegate its authority to subcommittees. The chairman of any such subcommittee must report regularly to the full Compensation Committee.

The Board of Directors has determined that each member of the Compensation Committee is an independent director in accordance with the independence requirements of the NYSE listed company manual. Under such rules, the Board has reviewed the source of compensation of each committee member and whether each member is affiliated with the Company, any subsidiary of the Company or an affiliate of a subsidiary of the Company.

The Compensation Committee held three meetings during the fiscal year ended February 3, 2018. The Compensation Committee operates under a Board-approved charter, a copy of which is available on the Company’s website at www.catofashions.com/info/investor-relations. Messrs. D. Harding Stowe (Chair), Bailey W. Patrick and Edward I. Weisiger, Jr. are the members of the Compensation Committee. Effective April 1, 2018, Dr. Pamela L. Davies is a member of the Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee reviews, evaluates and recommends nominees for the Board of Directors. In addition, the Corporate Governance and Nominating Committee monitors and evaluates the performance of the directors on a periodic basis, individually and collectively. The Committee also periodically reviews the Company’s Governance Guidelines, Code of Conduct and Code of Ethics and recommends changes to the Board of Directors. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director in accordance with the independence requirements of the NYSE. The Corporate Governance and Nominating Committee held four meetings during the fiscal year ended February 3, 2018. The Corporate Governance and Nominating Committee operates under a Board-approved charter, a copy of which is available on the Company’s website at www.catofashions.com/info/investor-relations. Messrs. Bryan F. Kennedy, III (Chair), Thomas B. Henson, Bailey W. Patrick, D. Harding Stowe and Edward I. Weisiger, Jr. are the members of the Corporate Governance and Nominating Committee. Effective April 1, 2018, Dr. Pamela L. Davies is a member of the Corporate Governance and Nominating Committee.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

In furtherance of its longstanding goal of providing effective governance of the Company’s business and affairs for the benefit of shareholders, the Board of Directors has approved Corporate Governance Guidelines for the Company. The Guidelines are available on the Company’s website at www.catofashions.com/info/investor-relations.

Director Independence

The Board of Directors made a determination as to the independence of each of its members. The Board of Directors determined that each of the following Board members is independent: Dr. Pamela L. Davies, Mr. Thomas B. Henson, Mr. Bryan F. Kennedy, III, Mr. Thomas E. Meckley, Mr. Bailey W. Patrick, Mr. D. Harding Stowe and Mr. Edward I. Weisiger, Jr. The Board determined that Mr. John P. D. Cato, an employee of the Company, is not independent. The Board made these determinations based upon the definition of an “independent director” set forth in the NYSE listing standards (the “NYSE Independence Tests”). A director will be independent only if the director has no material relationship with the Company. For purposes of such determination, the Board must affirmatively determine whether a material relationship exists between the director and the Company. This determination is in addition to the analysis under the NYSE Independence Tests and SEC Exchange Act Rules 1-A-3 (for Audit Committee members) and 10C-1 (for Compensation Committee members) and must be based on the overall facts and circumstances specific to that director.

In order to assist the Board in making determinations of independence, and consistent with NYSE Independence Tests, a director will not be deemed independent if:

(1)	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.
(2)

The director has received, or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(3)

The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(4)

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

(5)

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Additionally, the Board of Directors determines annually and at such time that a director is appointed to the Compensation Committee that the members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the Internal Revenue Code (the “Code”), and qualify as “Non-Employee Directors” under Rule 16b-3 of the Exchange Act.

Board Leadership Structure

Mr. John Cato has served in the combined role of Chairman of the Board of Directors and Chief Executive Officer (“CEO”) since 2004. The Board annually considers his effectiveness in both capacities. The Board believes that its current governance structure provides independent Board leadership while deriving benefit from having the CEO serve as the Board chair. This structure provides an opportunity for the individual with primary responsibility for managing the Company’s day-to-day operations in a historically volatile industry segment to chair meetings of the Board as it discusses key business and strategic issues. The Board also believes having the positions combined facilitates the implementation and execution of both the Company’s short- and long-term strategies with a single vision.

As Lead Independent Director, Mr. Bryan Kennedy, III assists the Board in providing independent oversight of the Company’s operations, short- and long-term strategic plans and the Chairman and CEO’s performance and compensation among other duties. The Lead Independent Director, through his role as chair of the Corporate Governance and Nominating Committee, also manages the process of annual director self-assessment and evaluation of the Board as a whole.

Executive Sessions of Non-Management Directors

Non-management Board members meet without management at regularly scheduled executive sessions. In addition, to the extent that the group of non-management directors includes directors that are not independent, at least once a year there will be scheduled an executive session including only independent directors. The Lead Independent Director presides over meetings of the non-management or independent directors.

Board of Directors Risk Management Oversight

As the Company’s principal governing body, the Board of Directors has the ultimate responsibility for overseeing the Company’s risk management practices. As part of its oversight function, the Board reviews and monitors financial, strategic and operational risk through annual and periodic reviews with management.

Pursuant to its charter, the Audit Committee has primary responsibility for monitoring financial reporting risk. As part of its responsibilities, the Committee reviews with management and the independent auditors the Company’s policies in regard to risk assessment and management and assesses the steps management has taken to minimize risks to the Company. The Committee regularly meets with the independent auditor and management, as appropriate, to review significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements. The Audit Committee also reviews the effectiveness and integrity of the Company’s financial reporting processes and the Company’s internal control structure (including both disclosure controls and procedures and internal control over financial reporting).

As part of its oversight responsibilities, the Board of Directors relies upon the Compensation Committee to monitor and assess the Company’s compensation policies and practices as they relate to risk management and risk-taking incentives. On an annual basis, the Committee reviews the Company’s compensation policies and practices to determine how it compensates and incentivizes its employees (sometimes referred to herein as “associates”) and whether these policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. D. Harding Stowe, Bailey W. Patrick and Edward I. Weisiger, Jr. and effective April, 1, 2018, Dr. Pamela L. Davies. Since the beginning of the Company’s last fiscal year, no member of the Compensation Committee is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or the Board.

Code of Ethics and Code of Business Conduct and Ethics

The Company has adopted a written Code of Ethics (the “Code of Ethics”) that applies to the Company’s Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial officer), and Controller (principal accounting officer). The Company has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all directors, officers, and associates of the Company. The Code of Ethics and Code of Conduct are available on the Company’s website at www.catofashions.com/info/investor-relations, under the “Corporate Governance” caption. Any amendments to the Code of Ethics or Code of Conduct with respect to directors or executive officers will be disclosed on the Company’s website promptly following the date of such amendment. In addition, any waivers of the Code of Ethics, or waivers of the Code of Conduct with respect to directors or executive officers, will be made only by the Board or a designated committee thereof, and will be disclosed within four business days.

Insider Trading and Hedging Policies

The Company has established policies prohibiting directors, officers and associates from purchasing or selling Cato securities while in possession of material, nonpublic information. The Company also has established policies that acknowledge Company associates may become aware of material nonpublic information of other companies in the course of their association with Cato. All directors, officers and associates are prohibited from purchasing or selling securities of other companies while they are in possession of, or aware of, such information and from passing such information on to other persons or entities who might purchase or sell the securities of such other companies.

In addition, no director, officer or associate of the Company may engage in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This prohibition includes “short sales” (selling borrowed securities to profit if the market price of the Company’s stock decreases), “put” or “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and hedging or any other type of derivative instrument designed to minimize the risk inherent in owning the Company’s stock.

Communications with Directors

All interested parties may communicate directly with any member or committee of the Board of Directors, or any group of directors, by writing to: Chair of the Corporate Governance and Nominating Committee, c/o Office of the Corporate Secretary, The Cato Corporation, 8100 Denmark Road, Charlotte, North Carolina 28273. Depending on the subject matter, the Chair of the Corporate Governance and Nominating Committee, with the assistance of the Company’s Vice President, General Counsel will determine whether to forward it to the director or directors to whom it is addressed, attempt to handle the inquiry directly (for example, where it is a request for information about the Company or it is a stock-related matter), or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

If the subject matter involves a matter relating to accounting, internal accounting controls or auditing matters, the Vice President, General Counsel will report the matter to the Chair of the Audit Committee and also advise the Chief Executive Officer and Chief Financial Officer. The Chair of the Audit Committee and the Chief Executive Officer will determine what action, if any, should be taken. The Office of the Corporate Secretary and Chair of the Audit Committee will investigate the matter, if necessary, and file a report with the Audit Committee. The Audit Committee, at its discretion, may discuss the matter with the Board of Directors.

The Vice President, General Counsel will maintain a log of all complaints, tracking their receipt, investigation, and resolution and will prepare a periodic summary thereof for the Board of Directors, and the Audit Committee, as appropriate.

Director Nomination Criteria and Process

Directors may be nominated by the Board of Directors in accordance with the Company’s Bylaws or by shareholders in accordance with the procedures specified in Article II, Section 3 of the Company’s Bylaws. The Company’s Corporate Governance and Nominating Committee will consider all nominees, including any submitted by shareholders, for the Board of Directors. The assessment of a nominee’s qualifications will include a review of Board of Director qualifications as described in the Company’s Corporate Governance Guidelines.

As specified in Article II, Section 3 of the Company’s Bylaws, notice of a shareholder nomination for a director nominee to be considered at an Annual Meeting must be in writing and received by the Secretary of the Company at the Company’s principal executive offices, 8100 Denmark Road, Charlotte, North Carolina 28273-5975, no later than 90 days prior to the anniversary of the preceding year’s Annual Meeting. The shareholder’s notice must also set forth, with respect to any director nominee, his or her name, age, business and residential addresses, principal occupation, the class and number of shares of the Company owned by the nominee, the nominee’s consent to being named in the proxy statement and serving if elected, and any other information required by the proxy rules of the Securities and Exchange Commission pursuant to Regulation 14A of the Exchange Act. The notice must also include the name and address of the nominating shareholder as it appears on the Company’s stock transfer records and the class and number of shares of the Company beneficially owned by the nominating shareholder.

The Corporate Governance and Nominating Committee will select qualified nominees and review its recommendations with the full Board of Directors. The Board of Directors will decide whether to invite the nominee to join the Board. The Board believes that greater diversity leads to better corporate governance and that potential nominees should possess a diverse and extensive background of knowledge and both professional and life experience that can support growth, evaluate risk and provide sufficient oversight to the Company. Nominees for director will be selected on the basis of the diversity they bring to the Board, outstanding achievement in their professional careers, broad experience, wisdom, character, integrity, ability to make independent, analytical inquiries and intelligent decisions, sound mature business judgment, understanding of the business environment, willingness to devote adequate time to Board duties and ability to collaborate effectively at the Board level. The Board further believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to its competitors.

The Board will have a majority of directors who meet the criteria for independence required by the NYSE. The Corporate Governance and Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics that the Board seeks in Board members as well as the composition of the Board as a whole. The Board will also evaluate on an annual basis whether members qualify as independent under applicable standards. During the course of a year, directors are expected to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as independent.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the shares of the Company’s Class A Stock and Class B Stock issuable under all of the Company’s equity compensation plans as of February 3, 2018:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans
approved by security	Class A Stock:	—	Class A Stock:	—	1,016,299
holders (1)	Class B Stock:	8,051	Class B Stock:	$23.56
Equity compensation plans not
approved by security holders		—		—	—
Total		8,051		$23.56	1,016,299

(1)	This category includes the 1987 Non-Qualified Stock Option Plan, The Cato Corporation 2013 Incentive Compensation Plan and the 2013 Employee Stock Purchase Plan.
(2)

This amount includes 159,826 shares of Class A Stock available for future issuance under the 2013 Employee Stock Purchase Plan and 856,473 shares of Class A Stock available for future issuance under The Cato Corporation 2013 Incentive Compensation Plan.

2017 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program for Named Executive Officers

Pay for performance and retention, both at the corporate and individual levels, is the overriding philosophy behind the design of the compensation program for Named Executive Officers (“NEOs” – see “Summary Compensation Table”) at The Cato Corporation. The Compensation Committee has established this philosophy to motivate superior individual and team performance among the executives. The elements of the compensation program are designed to reward higher levels of performance, which the Compensation Committee believes will attract and retain qualified and high-performing executives and, in turn, result in increased productivity and more effective execution of strategic decisions, leading ultimately to maintaining a competitive edge within the retail industry.

NEOs receive a base salary that recognizes the value of executive talent within the retail marketplace, and these salaries generally increase annually based upon individual and Company performance. The Company also provides NEOs with an annual cash incentive opportunity designed to reward achievement of annual business objectives, which the Compensation Committee believes will translate into long-term shareholder value.

The Company grants annual equity incentive awards that allow NEOs the opportunity to accumulate long-term capital in the form of Company stock, which aligns NEOs with shareholder interests and encourages retention through five-year vesting schedules. The Compensation Committee’s intent is to continue including annual equity incentive awards as an element of NEO compensation. The Compensation Committee also imposes stock ownership requirements for equity incentive awards which provide that all long-term incentive (“LTI”) eligible associates, including NEOs, must maintain a multiple of their base salaries in Company stock before they can sell vested restricted stock.

The Company maintains a nonqualified deferred compensation plan as a competitive measure that the Company believes will assist in attracting and retaining qualified and high-performing associates and to allow associates whose ability to contribute to the Company’s 401(k) plan are limited under discrimination testing to defer current compensation. The plan is generally open to associates in management, including NEOs and all members of the Board of Directors. The Company does not make contributions to the plan.

The Company provides its NEOs with core benefits that are offered to all full-time salaried associates. NEOs do not have employment or change of control agreements (see “Executive Agreements and Potential Payments on Termination or Change of Control”).

Say-on-Pay and Say-on-Frequency Results

The Compensation Committee reviewed the results of the non-binding “say-on-pay” proposal in the fiscal 2017 proxy statement, which was the most recent advisory “say on pay” vote by the Shareholders. A substantial majority (96%) of our shareholders who voted on our “say-on-pay” proposal approved our executive compensation as described in our fiscal 2017 Compensation Discussion and Analysis and tabular disclosures. The Compensation Committee did not implement changes as a direct result of the vote. The Compensation Committee will review the results of the vote at the 2018 Annual Meeting and will determine if any changes should be made to the compensation program, as a result of the vote or otherwise. The Compensation Committee will again submit its executive compensation program to a non-binding shareholder “say-on-pay” at the 2019 Annual Meeting.

The Compensation Committee has decided that the Company will hold an advisory vote on the compensation of NEOs annually until the next required vote on the frequency of shareholder votes on executive compensation, which we expect to occur at the Company’s 2023 Annual Meeting.

External Benchmarking for Named Executive Officers

In reviewing the NEOs’ compensation structure, the Committee relies on multiple external benchmarking sources, including (1) a customized peer group of competitors and other retail companies within a reasonable revenue range, and (2) web-based data to stay abreast of current compensation practices and to determine geographic cost of living differences.

Peer Group

In 2017, the Committee removed from the group Ann Taylor Stores Corp. after it was acquired and removed Aeropostale Inc. and Pacific Sunwear of California Inc. after each filed for bankruptcy. The peer group reflects those companies believed to be most comparable to the Company based on several factors, including, for example, revenue, market capitalization, number of stores, number of employees and shareholders’ equity. In addition to these factors, the Company has chosen to include companies that recruit from a similar candidate pool.

Ascena Retail Group, Inc.	Christopher & Banks Corp.	Shoe Carnival Inc.
Bebe Stores, Inc.	Citi Trends, Inc.	Stage Stores, Inc.
Buckle Inc.	Destination Maternity Corporation	Stein Mart, Inc.
Chicos Fas Inc	Express, Inc.
The Children’s Place Retail Stores, Inc.	New York & Company Inc.

In 2018, the Committee added one company and removed one company from the group. Bebe Stores, Inc. was removed from the group after it filed for bankruptcy. The peer group reflects those companies believed to be most comparable to the Company based on several factors, including, for example, revenue, market capitalization, number of stores, number of employees and shareholders’ equity. In addition to these factors, the Company has chosen to include companies that recruit from a similar candidate pool. J. Jill, Inc. was added to the group based on these factors.

Ascena Retail Group, Inc.	J. Jill, Inc.	Stein Mart, Inc.
Buckle Inc.	Destination Maternity Corporation
Chicos Fas Inc	Express, Inc.
The Children’s Place Retail Stores, Inc.	New York & Company Inc.
Christopher & Banks Corp.	Shoe Carnival Inc.
Citi Trends, Inc.	Stage Stores, Inc.

Competitive Positioning of Named Executive Officers

Target total direct compensation is defined as base salary plus target annual cash incentive opportunity plus target annual equity opportunity. For 2017, total direct compensation of NEOs was between the 25th and 75th percentiles of the appropriate market. In 2018, the Committee also established target total direct compensation of NEOs between the 25th and 75th percentiles of the appropriate market.

Total direct compensation for any particular NEO may fall above or below the percentiles discussed above, depending upon the Company’s financial performance and the NEO’s individual performance, experience in the function and/or tenure with the Company. The CEO is compared to the industry peer group based on compatible title match, while the other NEOs are compared to retail survey matches based upon job content. The Committee believes annual equity awards allow it to employ a leveraged pay strategy for NEOs. The CEO’s base salary in 2017 comprised approximately 28% of his target total direct compensation, while the other NEOs’ base salaries ranged from 45% to 47% of their target total direct compensation. The CEO’s base salary in 2018 will comprise approximately 26% of his target total direct compensation, while the other NEOs’ base salaries will comprise approximately 45% of their target total direct compensation.

Annual Base Salary

The Committee believes that annual base salaries should be competitive within the retail industry for jobs of similar size and scope in order to attract and retain talented NEOs. Base salaries serve as the foundation for annual cash incentives (discussed below), which express incentive opportunity as a percentage of annual base salary. NEO base salary levels and potential increases are linked to individual performance. Furthermore, Company financial performance is a consideration when determining salary budgets, which determine annual salary increases for the NEOs and other members of management.

The Committee uses a formal job evaluation methodology to evaluate both the internal and external equity of the NEOs’ base salary levels. Internal equity is considered in order to ensure that NEOs are compensated at an appropriate level relative to other members of executive management, while external equity is a measure of how NEO compensation compares to compensation for comparable jobs at similar companies. The Committee, with the assistance of its outside consultant, intends to periodically review the Company’s NEO positions to assess the relative size of each position, specifically evaluating scope of responsibilities, complexity of the role, and its impact on the success of the business. Once the jobs are valued independently, the next step is to compare them to determine relative relationships. The final step then relates the job evaluation data to market-based pay opportunities. In addition, the Company’s retail peer group proxy data is reviewed annually as another method of evaluating the NEOs’ base salary competitiveness.

Based upon individual performance, in 2017 the continuing NEOs received merit increases to their base salaries from 2016. The CEO received an increase of 2.5% or $30,322, while merit increases for the other continuing NEOs were 2.5%, ranging from $8,500 to $10,800. Base salary represented 44% of the CEO’s total compensation for 2017 (as reported in the Summary Compensation Table), and ranged from 64% to 68% for the three continuing NEOs.

Annual Cash Incentive Program

Pursuant to the Company’s 2013 Incentive Compensation Plan (the “Plan”), which allows for a variety of cash and equity-based incentive awards, the Company provides NEOs with annual cash incentive opportunities conditioned upon achievement of consolidated pre-tax, pre-bonus income relative to a pre-established target. NEOs’ annual cash incentives are determined based upon two factors: (1) the degree to which the overall Company’s pre-tax, pre-bonus net income performance target is achieved, and (2) the NEO’s individual performance. The Committee believes establishing annual consolidated pre-tax, pre-bonus income targets focuses NEOs on achieving profitability through top-line revenue growth and margin improvement coupled with expense management.

NEOs have the opportunity to earn from 0% to a maximum percentage of their base salaries, with the CEO’s 2017 maximum potential set at 150% and other NEOs set at 75%. However, NEOs may receive less than their maximum potential (as would normally be calculated solely based upon Company financial performance) if their individual performance does not meet objective goals and expectations during the fiscal year. The Committee believes these maximum bonus opportunities provide sufficient motivation for the NEOs to strive to increase consolidated net income.

For fiscal 2017, the Committee established a consolidated pre-tax, pre-bonus income target as the performance metric for the target annual cash incentive. The Committee has established a minimum bonus level of 20% of target annual cash incentive if the Company achieved fiscal 2017 consolidated pre-tax, pre-bonus income greater than 80% of fiscal 2016 consolidated pre-tax, pre-bonus income.

For fiscal 2018, the Committee has established a consolidated pre-tax, pre-bonus income target as the performance metric for the target annual cash incentive. The Committee has also established a minimum bonus level of 20% of target annual cash incentive if the Company achieves fiscal 2018 consolidated net income of $1,000,000.

Long-Term Equity Incentives and Ownership Requirements

The Committee currently grants restricted stock to NEOs other than the CEO with a five-year time-based vesting requirement, with 33%, 33% and 34% of the grant vesting on the third, fourth and fifth anniversaries of the grant date, respectively, to increase retention of key employees. The Committee believes that relying on time-based vesting (when coupled with the annual cash incentive) continues the financial performance incentive of increasing stock appreciation through higher net income, continues to promote ownership and long-term capital accumulation and enhances the long-term retention of key associates by increasing the value of shares subject to the time-based vesting requirements. Mr. Cato historically has received performance-based LTI awards tied to financial performance, which had also promoted the goal of preserving tax deductibility of the awards under Section 162(m) of the Code. See “Tax and Accounting Implications” below for further discussion of Section 162(m) and changes made to it by recent tax reform legislation. If an NEO terminates employment for any reason, the LTI award is forfeited to the extent it is not vested. Discretionary exceptions to forfeiture may be approved by the Committee (e.g., upon normal retirement).

To encourage management ownership of Company stock and thus further align their interests with shareholders, the Committee also established stock ownership requirements for LTI awards (i.e., a recipient cannot sell vested stock unless his/her ownership requirement is achieved and maintained, except for the payment of tax exception noted below). NEOs (as well as other LTI eligible associates) can satisfy these requirements through ownership of stock acquired with personal funds (including the exercise of stock options and stock held in the Employee Stock Purchase Plan) or by retaining vested restricted stock.

The Company’s current restricted stock ownership requirements vary depending upon position. The CEO must hold Company stock with a fair market value equal to at least 600% of his then base salary and the other NEOs must hold Company stock with a fair market value equal to at least 300% of their then base salary. The single exception to this ownership requirement is that up to 45% of vesting restricted stock may be sold to meet tax liabilities associated with that vesting. In setting these ownership requirements, the Committee relied upon prevalent data from its outside compensation consultant regarding the general market. While the Committee chose to set the CEO’s ownership requirement higher than what was most prevalent for the general market, the other NEOs’ ownership requirements were established based upon the most prevalent multiples in the survey. The CEO has achieved the ownership requirements.

LTI award targets are expressed as a percent of base salary–140% for the CEO, and range from 50% to 60% for the remaining three NEOs. Under the Plan, the number of restricted shares granted to NEOs and other eligible associates are determined using the rolling average 90-day price set within the 30 days prior to the Compensation Committee meeting where the broad-based annual LTI award is approved. This methodology smoothes fluctuations in stock price, which could otherwise significantly impact the share calculation. Individual performance, based upon input from the CEO and/or Compensation Committee, can adjust final award payouts up or down.

The Committee believes that LTI equity awards offer balance among the following goals of the Company’s LTI strategy:

●	Promote retention through the five-year vesting schedule and full-value nature of the equity award;
●	Promote ownership and long-term capital accumulation with full-value stock awards;
●	Incent financial performance to promote share price appreciation; and
●	Facilitate improved market-competitive total direct compensation by adding an equity component to the NEO target total cash compensation.

At its March 2017 meeting, the Committee certified that the performance measures for Mr. Cato’s May 2017 grant at the full LTI award target were met.

Also, at its March 2017 meeting, the Committee established a performance-based grant for Mr. Cato with a target of 2017 consolidated net income of at least 50% of 2016 consolidated net income for the May 2017 LTI award. At the same meeting, the Committee also granted LTI awards based on the full LTI award targets to NEOs besides Mr. Cato and non-NEOs that are subject to five-year time-based vesting and previously described ownership requirements.

At its March 2018 meeting, the Committee granted LTI awards based on the full LTI award targets to NEOs besides Mr. Cato and non-NEOs that are subject to five-year time-based vesting and previously described ownership requirements. At that meeting the Committee determined that the Company’s fiscal year 2017 Net Earnings Performance Goal previously established by the Committee relative to the contingent restricted stock award to be granted to Mr. Cato was not satisfied and therefore did not meet the requirements for making such grant. However, consistent with the terms of the Plan, the Committee has retained the right to make awards of equity compensation to the CEO and other Plan participants even if such arrangement does not meet the requirements for performance-based compensation. Further, the Committee remains committed to aligning the interests of the CEO with the interests of the Company and its shareholders, and believes that time-based vesting of equity compensation over an extended period provides a financial performance incentive. Therefore, in recognition of the CEO’s services to the Company during the challenging environment the Company experienced during the 2017 fiscal year, the Committee granted a discretionary LTI award to Mr. Cato in the amount of 50% of the potential performance-based grant subject to the same vesting and other terms and conditions as applied to the 2018 LTI awards granted to the Company’s other NEOs.

Stock option grants under the Plan cannot have exercise prices set at less than 100% of fair market value of the Company’s stock on grant date. The Plan defines “fair market value” as the average of the high and low share price on the grant date. The grant date for all broad-based LTI awards occurs on a pre-established future date set by the Committee. However, within guidelines established by the Committee, the CEO may make LTI awards in the case of new hires and promotions not involving NEOs, and the Committee shall ratify such awards provided they are consistent with established guidelines.

Nonqualified Deferred Compensation

The Company offers certain associates, generally management level and above, including NEOs, and all members of the Board of Directors the opportunity to participate in a nonqualified deferred compensation plan, which is an unsecured nonqualified defined contribution plan. The Deferred Compensation Plan allows participants to defer a maximum of 50% of their base salary and 100% of any bonuses paid, or in regard to Directors, 100% of the fees earned for board and committee services. Elections to participate in the Deferred Compensation Plan and the percentage of compensation to defer are made by participants on an annual basis, prior to the beginning of the year in which the compensation is earned. The Company does not currently make any contributions to the Deferred Compensation Plan.

The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant plus earnings (or minus losses). In accordance with tax requirements, the assets of the Deferred Compensation Plan are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the participant. Investment option transfers may be made daily. The plan offers investment options similar to those available to participants in the Company’s 401(k) plan including fixed income funds, domestic and international equity funds, blended funds and pre-allocated lifestyle fund investments. Earnings and gains or losses on each deemed investment are credited or debited to each participant’s account on a monthly basis based on the actual performance of the funds in which the participant is deemed invested. The participants are 100% vested in their contributions and all earnings on those contributions.

A “Rabbi Trust” was established to provide a funding vehicle for the nonqualified obligations to the participants and this trust holds life insurance policies on some of the plan participants. The Company contributes cash to these life insurance policies in amounts equal to the compensation deferred by plan participants. The cash value of the life insurance policies is allocated among funds that are similar to the funds offered to participants as investments under the plan. Distributions from the plan may be made from the cash surrender value investments or from Company funds.

Deferred account balances are distributed to the plan participants in accordance with elections made by the participant at the time the deferral is made, subject to Section 409A of the Code. A participant may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, an unforeseeable emergency or a change of control, each of the last two events as defined in Section 409A of the Code. A participant may also elect to receive distributions while still employed by the Company if he or she elects to have in-service or education distributions, made at a date specified by the participant.

Benefits and Perquisites

The Company provides NEOs with core benefits offered to its other full-time associates (e.g., medical, dental, vision care, prescription drugs, basic life insurance, short-term disability, long-term disability, 401(k), profit sharing, employee stock ownership plan, and employee stock purchase plan). In addition, NEOs and all salaried associates receive relocation assistance. The Company does not provide any other perquisites, including, for example, country club memberships, airplane usage or car allowances.

The Committee’s overall benefits philosophy for NEOs focuses on providing basic core benefits, with NEOs using their own cash compensation to obtain such other services as they individually determine appropriate.

Benefits and perquisites provided to the NEOs are summarized in the Summary Compensation Table. No NEO received perquisites in 2017 with a total value equal to or greater than $10,000.

Executive Agreements and Potential Payments on Termination or Change of Control

The Company does not have individual employment agreements with NEOs, and the Committee does not intend to commence this practice in 2018. No NEO has specific change of control benefits or protection different from any other salaried associate. Change of control treatment for NEOs will follow standard Company policies as outlined in LTI award agreements and the Plan (see “Potential Payments Upon Termination or Change in Control” below).

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code as in effect prior to the tax reform legislation signed into law on December 22, 2017, does not allow a tax deduction to public companies for compensation in excess of $1 million paid to any NEO unless the compensation qualifies as “performance-based.” .

The performance-based exception under Section 162(m) was repealed in the tax reform legislation. As a result of the change in law and pending guidance regarding the treatment of various arrangements that predated the law change or that may be grandfathered under certain circumstances, there are uncertainties whether compensation that the Committee intended to structure as performance-based compensation under Section 162(m) will be deductible.

In addition to Section 162(m), the Committee, with the assistance of management, also considered other tax and accounting provisions in developing the pay programs for our NEOs, including the CEO. These include the accounting treatment of various types of equity-based compensation under Financial Accounting Standards Board Accounting Standards Codification Topic 718, as well as the overall income tax rules applicable to various forms of compensation. Nevertheless, the focus in the design of the NEO compensation program was to retain and motivate NEOs, not to achieve tax or regulatory advantages. Therefore, while the Committee considers the deductibility of awards and accounting considerations as a factor in determining executive compensation, the Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of the Company’s executive compensation program even if the awards are not deductible for income tax purposes or provide favorable accounting treatment.

Engagement and Use of Independent Compensation Consultants

The Compensation Committee’s charter provides the Committee with the authority to engage compensation consultants (and other advisors) as it deems appropriate to assist with the performance of its duties.

The Committee has retained Aon Hewitt, an external compensation consultant, to advise the Committee on executive compensation issues. At the direction of the Committee, Aon Hewitt advised the Committee with comparative market data based on analyses of the practices of the peer group as well as advising on the composition of the peer group. Aon Hewitt provided guidance on industry best practices and advised the Committee on the structure of the executive compensation program for the CEO and other Senior Executive positions. The consultant’s primary contact with management is the Senior Vice President, Human Resources & Chief Legal Officer, who serves as the liaison with other members of management, as needed. Interaction with management occurs mainly to provide the consultant with Company data and a better understanding of the Company’s pay policies and practices, which will assist them with the consulting engagement. The Compensation Committee has assessed the independence of Aon Hewitt pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Aon Hewitt from independently representing the Compensation Committee.

Role of Executives in Establishing Compensation

Members of management are essential in providing input to the Compensation Committee throughout the year concerning the effectiveness of the executive compensation program, selection of performance criteria, financial performance of the Company, and performance of individual executives. The Chief Executive Officer, Chief Financial Officer and Senior Vice President, Human Resources & Chief Legal Officer are the key members of management who advise the Committee and supply needed and accurate information. The Committee regularly invites them to attend Committee meetings, participate in the presentation of materials, and facilitate discussions concerning management’s perceptions of the executive compensation programs and general views concerning a variety of compensation issues. Additional senior members of management participate in meetings as requested by the Committee. However, the Committee makes final decisions concerning all aspects of NEO compensation, including the design, structure and levels of NEO compensation, including salary increases, performance measures and targets, variable pay targets as a percent of base salaries, determination of annual incentive bonus payouts based upon individual and Company performance, and determination of LTI awards.

Compensation Committee Report

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended February 3, 2018.

Compensation Committee Members:

D. Harding Stowe, Chair
Bailey W. Patrick
Edward I. Weisiger, Jr.

Summary Compensation Table

						Non-Equity
				Stock		Incentive Plan	All Other
				Awards	Option	Compensation	Compensation
		Salary	Bonus	($)	Awards	($)	($)	Total
Name and Principal Position	Year	($)	($)	(1),(2)	($)	(3)	(4)	($)
John P. D. Cato	2017	1,235,612	—	1,306,255	—	—	260,569	2,802,436
Chairman, President &	2016	1,205,475	—	1,629,617	—	—	237,517	3,072,609
Chief Executive Officer	2015	1,176,073	—	1,586,534	—	1,615,188	213,316	4,591,111

John R. Howe	2017	440,100	—	199,402	—	—	45,217	684,719
Executive Vice President &	2016	429,000	—	247,903	—	—	40,068	716,971
Chief Financial Officer	2015	416,250	—	238,550	—	286,650	38,797	980,247

M. Tim Greer	2017	381,013	—	143,863	—	—	34,753	559,629
Executive Vice President	2016	371,500	—	179,031	—	—	30,739	581,270
Director of Stores	2015	361,500	—	173,765	—	248,430	29,222	812,917

Gordon D. Smith	2017	346,375	—	130,780	—	—	32,975	510,130
Executive Vice President	2016	337,500	—	162,310	—	—	29,647	529,457
Chief Real Estate & Store	2015	327,500	—	157,054	—	225,225	27,676	737,455
Development Officer
____________________

(1)

The amounts shown in this column represent the aggregate grant date fair value of current year grants of restricted shares of Cato Class A Stock, as computed in accordance with FASB ASC Topic 718. Grants in 2015, 2016 and 2017 were made under the 2013 Incentive Compensation Plan. Grants were not subject to performance criteria but are subject to a five-year vesting schedule except for Mr. Cato, whose May 1, 2015, May 1, 2016 and May 1, 2017 grants were subject to a performance measure and the five-year vesting schedule. Plan participants have the right to all dividends during the restricted period and current year dividends are included under All Other Compensation.

(2)	Assumptions related to the valuation of restricted stock and options are incorporated by reference to the footnotes of the Company’s financial statements in its Annual Report on Form 10-K.
(3)	The amounts shown in this column constitute the cash Annual Incentive Bonus made to each Named Executive Officer based on established criteria under the 2013 Incentive Compensation Plan.
(4)

The amounts shown in this column represent amounts of Company matching contributions and profit sharing contributions to the Named Executive Officer’s 401(k) accounts, Company contributions to the Named Executive Officer’s account under the Company’s Employee Stock Ownership Plan (the “ESOP”), dividends received during the year by the Named Executive Officer on unvested restricted stock and amounts imputed to the Named Executive Officer for life insurance coverage under the Company’s Group Term Life Insurance plan. The amount of 401(k) matching contributions were determined according to provisions as outlined in the Company’s 401(k) Plan documents and as approved by the Compensation Committee. The amount of ESOP contributions were determined according to provisions as outlined in the ESOP plan documents. The cumulative contributions to the ESOP were determined pursuant to each annual performance criteria approved by the Compensation Committee under the 2013 Incentive Compensation Plan. The amounts imputed under the Group Term Life Insurance plan are calculated under IRS guidelines and are based on life insurance coverage of two times the annual salary of the Named Executive Officer capped at a coverage limit of $350,000.

The amount of each component of All Other Compensation for each Named Executive Officer is as follows:

Fiscal 2017 All Other Compensation

			Imputed Group
	401(k) Matching	ESOP	Term Life	Restricted Stock	Total All Other
	Contributions	Contributions	Insurance Costs	Dividends	Compensation
Name	($)	($)	($)	($)	($)
John P. D. Cato	2,532	2,846	2,705	252,486	260,569
John R. Howe	2,532	2,846	1,548	38,291	45,217
M. Tim Greer	2,532	2,846	1,548	27,827	34,753
Gordon D. Smith	2,532	2,846	2,376	25,221	32,975

Grants of Plan-Based Awards in Fiscal 2017

								Grant Date
								Fair Value
								of Stock
		Estimated Possible Payouts Under			Estimated Future Payouts Under			and
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Option
		(1)			(2)			Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum	($)
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(3)
John P. D. Cato	3/28/2018	-0-	1,864,788	1,864,788
	5/1/2017				-0-	58,211	58,211	1,306,255
John R. Howe	3/28/2018	-0-	332,100	332,100
	5/1/2017				-0-	8,886	8,886	199,402
M. Tim Greer	3/28/2018	-0-	287,513	287,513
	5/1/2017				-0-	6,411	6,411	143,863
Gordon D. Smith	3/28/2018	-0-	261,375	261,375
	5/1/2017				-0-	5,828	5,828	130,780
____________________

(1)	The amounts shown constitute the cash Annual Incentive Bonus potential for each Named Executive Officer based on established criteria under the 2013 Incentive Compensation Plan.
(2)	The amounts shown represent Class A restricted stock awards under the 2013 Incentive Compensation Plan.
(3)	The fair market value of the Company’s stock on the grant date of May 1, 2017 as traded on the New York Stock Exchange on May 1, 2017, was determined by averaging the high of the day ($22.80) and the low of the day ($22.08).

All restricted stock awards made during fiscal year 2017 were of Class A Stock. All of the awards are subject to a five-year vesting requirement with 33%, 33% and 34% of the grant vesting on the third, fourth and fifth anniversaries of the grant date, respectively. The awards are subject to forfeiture if the named executive terminates employment with the Company. Each grantee is required to own a certain multiple of their base salary before being able to sell the restricted stock. However, each grantee may sell up to 45% of vesting restricted stock to meet associated tax liabilities.

Outstanding Equity Awards at 2017 Fiscal Year-End

	Option Awards				Stock Awards
					Number of	Market Value
	Number of	Number of			Shares or	of Shares
	securities	securities			Units of	or Units of
	underlying	underlying			Stock That	Stock That
	unexercised	unexercised	Option		Have Not	Have Not
	options	options	exercise	Option	Vested	Vested
	exercisable (#)	unexercisable (#)	price	expiration	(#)	($)
Name	(1)	(1)	($)	date	(2)	(3)
John P. D. Cato	8,051	0	23.56	5/1/2023	194,848	2,223,216
John R. Howe					29,579	337,496
M. Tim Greer					21,469	244,961
Gordon D. Smith					19,470	222,153
____________________

(1)	The option awards shown for Mr. Cato are Class B Stock.
(2)

All stock awards shown are restricted stock grants and are Class A Stock. The restricted shares vest over five years with 33% of the shares vesting in years three and four and 34% vesting in year five. The expected restricted shares vesting over the next five years is 25% in 2018, 23% in 2019, 24% in 2020, 18% in 2021 and 10% in 2022.

(3)	The closing market value of the Company’s stock was $11.41 on the last trading day of the fiscal year, February 2, 2018.

Option Exercises and Stock Vested in Fiscal 2017

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value Realized	Shares	Value Realized
	Acquired on	on Vesting	Acquired on	on Vesting
Name	Vesting (#)	($) (1)	Vesting (#)	($) (2)
John P. D. Cato	4,025	0	43,928	985,744
John R. Howe			6,603	148,171
M. Tim Greer			4,859	109,036
Gordon D. Smith			4,376	98,197
____________________

(1)	On April 11, 2017 Mr. Cato exercised 4,025 shares granted in 2013 with an exercise price of $23.56 and a market price of $21.29.
(2)

The fair market value of the Company’s stock on the vesting date of May 1, 2017, as traded on the New York Stock Exchange on May 1, 2017, was determined by averaging the high of the day ($22.80) and the low of the day ($22.08).

Nonqualified Deferred Compensation for Fiscal 2017

	Executive		Aggregate		Aggregate
	Contributions	Company	Earnings in	Aggregate	Balance at
	in Last FY	Contributions	Last FY	Withdrawals/	Last FYE
	($)	in Last FY	($)	Distributions	($)
Name	(1)	($)	(2)	($)	(3)
John P. D. Cato	—	—	—	—	—
John R. Howe	137,295	—	121,908	—	1,759,560
M. Tim Greer	101,448	—	92,211	(107,295)	942,649
Gordon D. Smith	—	—	—	—	—
____________________

(1)

Represents the NEO’s deferrals to the Nonqualified Deferred Compensation Plan. These amounts are included in the Summary Compensation Table under “Salary” and “Non-Equity Incentive Compensation” or both, as applicable.

(2)

These amounts are not reported in the Summary Compensation Table as the earnings included in this column are based on the investment options selected by the NEO, and do not include above-market or preferential earnings.

(3)

For Mr. Howe, $1,307,830 of the aggregate balance was reported in a Summary Compensation Table for previous years and for Mr. Greer, $740,396 of the aggregate balance was reported in a Summary Compensation Table for previous years.

Please see “Compensation Discussion and Analysis – Nonqualified Deferred Compensation” for a description of the Company’s Nonqualified Deferred Compensation Plan.

Potential Payments Upon Termination or Change in Control

Upon any change in control, all unvested restricted stock awards would immediately vest. Therefore, if any change in control had occurred on February 3, 2018, the following table shows the number of shares that would have vested and the value of those shares for each NEO based on the closing market value of the Company’s stock of $11.41 on the last trading day of the fiscal year, February 2, 2018.

	Shares That Would
	Have Vested Upon a	Vesting Value
Name	Change in Control	($)
John P. D. Cato	194,848	2,223,216
John R. Howe	29,579	337,496
M. Tim Greer	21,469	244,961
Gordon D. Smith	19,470	222,153

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of the Securities and Exchange Commission’s Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. John Cato, our Chief Executive Officer. The pay ratio included below is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to our estimates reported below, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

For our fiscal year ended February 3, 2018 (“fiscal 2017”) the total compensation of the Company’s Chief Executive Officer of $2,802,436, as presented in the Summary Compensation Table, was approximately 289 times the total compensation of the Company’s median employee of $9,682 calculated in the same manner. The median employee is a part-time employee and was identified by reviewing the total cash compensation for all employees, excluding the Company’s Chief Executive Officer, who were employed by the Company on December 31, 2017. All of the Company’s employees were included, whether employed on a full-time or part-time basis. Adjustments were made to annualize the compensation of employees who were not employed by the Company for the entire year. After identifying the median employee based on total cash compensation, the 2017 annual total compensation was calculated for the median employee using the same methodology used for the Company’s Chief Executive Officer as presented in the Summary Compensation Table.

As additional information, the total compensation of the Company’s Chief Executive Officer was approximately 82 times the total compensation of the Company’s median full-time employee of $34,314 calculated in the same manner as the Chief Executive Officer’s total compensation. The median full-time employee is a store manager and was identified by reviewing the total cash compensation for all full-time employees, excluding the Company’s Chief Executive Officer, who were employed on a full-time basis for the entire year.

FISCAL YEAR 2017 DIRECTOR COMPENSATION

			Change in Pension
	Fees Earned	Stock	Value and Nonqualified
	or Paid	Awards	Deferred Compensation	All Other
	in Cash	($)	Earnings	Compensation	Total
Name	($)	(1),(2)	($)	($)	($)
Thomas B. Henson (3)	78,000	33,683	75,940	—	187,623
Bryan F. Kennedy, III (3)	83,000	33,683	36,252	—	152,935
Thomas E. Meckley	85,000	33,683	—	—	118,683
Bailey W. Patrick	70,500	33,683	—	—	104,183
D. Harding Stowe	75,500	33,683	15,948	—	125,131
Edward I. Weisiger, Jr.	70,500	33,683	—	—	104,183
____________________

(1)	All stock awards shown are stock grants of Class A Stock.
(2)

The amount represents the fair market value of 1,715 shares, as computed in accordance with FASB ASC Topic 718, of the Company’s stock granted on June 1, 2017, as traded on the New York Stock Exchange on June 1, 2017, and was determined by averaging the high of the day ($20.16) and the low of the day ($19.12).

(3)

Messrs. Henson and Kennedy deferred $71,500 and $76,084, respectively, of their compensation pursuant to the Company’s Deferred Compensation Plan during 2017. The deferred portion of their compensation is included in the amount shown in the “Fees Earned or Paid in Cash” column above.

Directors who are not employees of the Company receive a fee for their services of $60,000 per year. Each non-employee director is paid $1,500 for attending each Board of Directors meeting and each committee meeting scheduled other than in conjunction with a regularly scheduled Board of Directors meeting. The Committee Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee receive an additional $5,000 per year. The Committee Chair of the Audit Committee receives an additional $10,000 per year.

The Committee approved stock awards valued at $50,000. The number of shares granted on June 1, 2017 is determined using the rolling average 90-day price set within the 30 days prior to the Compensation Committee meeting. The Company believes this methodology smoothes fluctuation in stock price, which could otherwise significantly impact the share calculation. The 90-day average price was $29.17 and was calculated using stock prices between October 11, 2016 and February 20, 2017. The resulting 1,715 shares per Director were not subject to vesting requirements or any other restrictions. The Committee intends to grant similar stock awards in future years. All subsequent grants will be effective June 1 each year.

Directors are reimbursed for reasonable expenses incurred in attending director meetings and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

The Company reviews all relationships and transactions in which the Company and its directors, executive officers, nominees or beneficial owners of more than 5% of any class of the Company’s stock or their immediate family members have a direct or indirect material interest. The Company’s internal controls require the Chief Financial Officer to review and approve all such related person transactions. Thereafter, the Company’s Audit Committee, in accordance with its charter, reviews all related person transactions required to be disclosed. The Related Person Policy for the Company is set forth in the Audit Committee Charter.

Related Person Transactions

During fiscal 2017, there were no transactions between the Company and any related person that met the requirements for disclosure.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, during the fiscal year ended February 3, 2018, all Section 16(a) filing requirements applicable to its executive officers and directors and any greater than 10% beneficial owners were met.

PROPOSAL 4 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as independent auditor to examine the Company’s financial statements for the fiscal year ended February 2, 2019. This selection is being presented to the shareholders for their ratification at the Annual Meeting. PricewaterhouseCoopers LLP audited the Company’s financial statements for the fiscal years ended January 31, 2004 through February 3, 2018. A representative of PricewaterhouseCoopers LLP is expected to attend the meeting,respond to appropriate questions from shareholders present at the meeting and, if such representative desires, to make a statement. The affirmative vote of a majority of the votes present or represented at the Annual Meeting and entitled to vote by the holders of Class A Stock and Class B Stock, voting as a single class, is required to approve the proposal.

The directors recommend that shareholders vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor.

Audit Committee Report

Management is responsible for the Company’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.

In recommending to the Board of Directors the reappointment of PricewaterhouseCoopers LLP, the Audit Committee took into consideration a number of factors including the length of time PricewaterhouseCoopers LLP has been engaged, the quality of the Audit Committee’s discussions with representatives of PricewaterhouseCoopers LLP, reports of the Public Company Accounting Oversight Board (“PCAOB”) on PricewaterhouseCoopers LLP, PricewaterhouseCoopers LLP fees and the performance of the lead audit and consulting partners. Under SEC rules and PricewaterhouseCoopers LLP practice, the lead engagement audit partner, as well as consulting partner, are each required to change every five years, and a new lead audit partner has been appointed for the fiscal year ending February 2, 2019. The Committee interviewed potential lead engagement audit partners and approved the incoming audit partner.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility for safeguarding the Company’s assets and for the integrity of the accounting and reporting practices of the Company and such other duties as directed by the Board. As set forth in the Audit Committee Charter, the Audit Committee is not responsible for conducting audits or preparing or determining whether the Company’s financial statements are accurate or complete or conform with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of audited financial statements to accounting principles generally accepted in the United States of America.

In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed the audited financial statements for the year ended February 3, 2018 with management and the independent registered public accounting firm. The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of the Company’s internal controls, and discussed with management the effectiveness of the Company’s disclosure controls and procedures used for periodic public reporting. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope and identification of audit risks. The Audit Committee has discussed with the independent registered public accounting firm the communications required by the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by the Ethics and Independence Rule 3526 titled “Communication with Audit Committees Concerning Independence” and discussed with the independent registered public accounting firm their independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence.

Based on the reviews and discussions mentioned above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended February 3, 2018 be included in the Company’s Annual Report to shareholders and Annual Report on Form 10-K to the Securities and Exchange Commission.

Audit Committee Members:

Thomas E. Meckley (Chair)
Thomas B. Henson
Bryan F. Kennedy, III

Audit Fees

PricewaterhouseCoopers LLP audited the Company’s consolidated financial statements for the fiscal years ended February 3, 2018 and January 28, 2017. The aggregate fees paid to PricewaterhouseCoopers LLP for all professional services rendered for fiscal years ended February 3, 2018 and January 28, 2017 were:

	Fiscal Year Ended	Fiscal Year Ended
	February 3, 2018	January 28, 2017
Audit Fees (1)	$960,000	$932,000
Audit-Related Fees (2)	25,000
Tax Fees (3)	48,000	204,000
All Other Fees	3,000	3,000
	$1,036,000	$1,139,000
____________________

(1)

“Audit Fees” represent fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements included in our Annual Reports on Form 10-K, the review of financial statements included in our Quarterly Reports on Form 10-Q and any services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)

“Audit-Related Fees” represent fees for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Audit-related fees consist of fees related to new accounting guidance to be implemented in 2018 and 2019.

(3)

“Tax Fees” represent fees for professional services rendered by PricewaterhouseCoopers LLP for tax compliance related to the filing of the Company’s federal income tax return, assistance with a federal income tax audit, tax advice and tax planning related to foreign, state and local tax.

(4)	“All Other Fees” represent fees paid to PricewaterhouseCoopers LLP for General Accepted Accounting Practices software.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the auditor’s independence from the Company. Accordingly, the Audit Committee has adopted procedures and conditions under which services proposed to be performed by the independent registered public accounting firm must be pre-approved.

Pursuant to this policy, the Audit Committee will consider annually and approve the terms of the audit engagement. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee subject to pre-set fee limits. If a category of services is so approved, the Audit Committee will be regularly updated regarding the status of those services and the fees incurred. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent registered public accounting firm and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval of the Chair of the Audit Committee, or another member of the Audit Committee designated by the Chair. If the Chair or his designee approves a permissible non-audit service, that decision is required to be presented at the next meeting of the Audit Committee. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with the SEC’s rules on auditor independence and is compatible with maintaining the auditor’s independence. All of the Company’s Audit-Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS

Shareholders who intend to present proposals for consideration at next year’s Annual Meeting are advised that, pursuant to rules of the Securities and Exchange Commission, any such proposal must be received by the Secretary of the Company at the Company’s principal executive offices, 8100 Denmark Road, Charlotte, North Carolina 28273-5975 no later than the close of business on January 24, 2019 if such proposal is to be considered for inclusion in the proxy statement and proxy appointment form relating to that meeting. Only persons who have held beneficially or of record at least $2,000 in market value, or 1% of the combined class of Class A Stock and Class B Stock, for at least one year on the date the proposal is submitted and who continue in such capacity through the meeting date are eligible to submit proposals to be considered for inclusion in the Company’s proxy statement. In addition, the Company may direct the persons named in the Company’s Annual Meeting proxy to exercise discretionary voting authority to vote against any matter, without any disclosure of such matter in the Company’s proxy statement, unless a shareholder provides notice of the matter pursuant to the procedures specified in Article II, Section 4 of the Company’s Bylaws. Such notice must be received by the Secretary of the Company at the Company’s principal executive offices as described above in this paragraph not later than ninety days prior to the anniversary date of the immediately preceding Annual Meeting. The shareholder’s notice must set forth, as to each matter of business proposed for consideration, a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the name and address, as they appear on the Company’s stock transfer records, of the proposing shareholder, the class and number of shares of the Company’s stock beneficially owned by the proposing shareholder, and any material interest of the proposing shareholder in the proposed business.

OTHER MATTERS

The Board of Directors of the Company knows of no matters that will be presented for consideration at the meeting other than those set forth in this Proxy Statement. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy to vote on them in accordance with their best judgment.

For the Board of Directors
THE CATO CORPORATION

CHRISTIN J. REISCHE Assistant Secretary

April 23, 2018

THE CATO CORPORATION
2018 INCENTIVE COMPENSATION PLAN

ARTICLE 1. PURPOSE AND EFFECTIVE DATE

1.1 Purposes of the Plan. The Cato Corporation (“Cato”) has established The Cato Corporation 2018 Incentive Compensation Plan (the “Plan”) to promote the interests of Cato and its stockholders. The purposes of the Plan are to provide key employees and directors of Cato and its Subsidiaries (collectively, the “Company”) with incentives to contribute to the Company’s performance and growth, to offer such persons stock ownership in Cato or other compensation that aligns their interests with those of Cato’s stockholders and to enhance the Company’s ability to attract, reward and retain such persons upon whose efforts the Company’s success and future growth depends.

1.2 Effective Date. The Plan was adopted by the Compensation Committee of the Board of Directors on March 28, 2018, subject to and to be effective upon the requisite approval of Cato’s stockholders at the 2018 Annual Meeting of Stockholders. No Awards may be granted under the Plan prior to requisite stockholder approval of the Plan.

1.3 Successor to Prior Plan. The Plan is intended as the successor to The Cato Corporation 2013 Incentive Compensation Plan (the “Prior Plan”). Following the effective date of the Plan and the requisite approval of stockholders at the 2018 Annual Meeting of Stockholders, no additional stock awards may be granted under the Prior Plan but the Prior Plan shall remain effective with respect to any awards previously granted to the extent they remain outstanding. Any shares remaining available for grants under the Prior Plan shall become available for issuance pursuant to Awards granted hereunder, as provided in Section 4.1(a) hereof. Any shares subject to outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement shall become available for issuance pursuant to Awards granted hereunder, as provided in Section 4.1(b) hereof. All outstanding stock awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan with respect to which they were originally granted.

ARTICLE 2. DEFINITIONS

2.1 Definitions. The following terms, when capitalized in this Plan, shall have the meanings set forth below:

(a) “Award” means, individually or collectively, an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Award, or Incentive Bonus Award granted under this Plan.

(b) “Award Agreement” means an agreement between Cato and a Participant, setting forth the terms and conditions applicable to an Award granted to the Participant under this Plan. The Award Agreement may be in such form as the Committee shall determine, including a master agreement with respect to all or any types of Awards supplemented by an Award notice issued by the Company.

(c) “Board” or “Board of Directors” means the Board of Directors of Cato.

(d) “Cato” means The Cato Corporation, a Delaware Corporation, and any successor thereto.

(e) “Cause” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Cause,” (i) the commission by the Participant of a crime or other act or practice that involves dishonesty or moral turpitude and either has an adverse effect on Cato and/or one or more Subsidiaries or the reputation thereof or is intended to result in the personal enrichment of the Participant at the expense of Cato and/or a Subsidiary (whether or not resulting in criminal prosecution or conviction); (ii) the Participant’s gross negligence or willful misconduct in respect of the Participant’s service with the Company; (iii) the Participant’s material violation of Company policies, including but not limited to policies regarding substance abuse, sexual harassment, and the disclosure of confidential information; or (iv) the continuous and willful failure by the Participant to follow the reasonable directives of the Participant’s superiors or the Board of Directors. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of the Participant’s Termination of Service and includes a definition of “Cause,” then the definition of “Cause” in such agreement shall supplement the foregoing definition of “Cause” and shall also apply to the Participant. Following a Participant’s Termination of Service, if it is determined that the Participant’s service could have been terminated for Cause, such Participant’s service shall be deemed to have been terminated for Cause. In any event, the existence of “Cause” shall be determined by the Committee (or its delegate) in its sole discretion.

(f) “Change in Control” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Change in Control,” any of the following events:

(i) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing more than 50% of the combined voting power of Cato’s then outstanding securities; provided, however, that the following transactions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (3) any acquisition that constitutes a Corporate Transaction (as defined in subparagraph (ii) below) which would not constitute a Change in Control under subparagraph (ii) below; or

(ii) a merger, reorganization or consolidation or a sale or other disposition of all or substantially all of the stock or assets of Cato (each, a “Corporate Transaction”) other than a Corporate Transaction in which the shareholders of Cato, as a group, will beneficially own, directly or indirectly, shares of stock with 50% or more of the combined voting power of the entity resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns Cato or all or substantially all of Cato’s assets either directly or through one or more subsidiaries);

(iii) the complete liquidation or dissolution of Cato; or

(iv) a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for this purpose, any individual who becomes a member of the Board subsequent to the beginning of the two-year period whose election, or nomination for election by Cato’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board.

Notwithstanding the foregoing, a transaction in which a Participant is materially affiliated with the acquiring Person or entity effecting a transaction that otherwise constitutes a Change in Control shall not constitute a Change in Control with respect to such Participant.

Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code, the foregoing events shall constitute a Change in Control to the extent an Award constitutes or provides nonqualified deferred compensation within the meaning of Section 409A of the Code only if such events also constitute a change in the ownership or effective control or a change in the ownership of a substantial portion of assets within the meaning of Section 409A of the Code.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.

(h) “Committee” means (i) the committee appointed by the Board to administer the Plan or (ii) in the absence of such appointment, the Board itself. Notwithstanding the foregoing, to the extent required for Awards to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, the Committee shall consist of two or more Directors who are “non-employee directors” within the meaning of such Rule 16b-3. The Compensation Committee of the Board of Directors shall constitute the Committee until otherwise determined by the Board of Directors.

(i) “Common Stock” means the Class A common stock of Cato, par value $0.03⅓ per share.

(j) “Company” means Cato or any successor thereto, and its Subsidiaries.

(k) “Director” means any individual who is a member of the Board of Directors of Cato.

(l) “Disability” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Disability,” a permanent and total disability as described in Section 22(e)(3) of the Code and determined by the Committee. Notwithstanding the foregoing, to the extent an Award constitutes or provides nonqualified deferred compensation within the meaning of Section 409A of the Code, Disability shall mean that a Participant is disabled within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code.

(m) “Employee” means an employee of the Company. Directors who are not otherwise employed by the Company are not considered Employees under the Plan.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.

(o) “Fair Market Value” means, as of a particular date, the value of the Common Stock determined as follows:

the average of the high and low sale prices of the Common Stock, as reported on the New York Stock Exchange (or, if applicable, on such other principal securities exchange or on the Nasdaq National Market System (“Nasdaq”) on which the Common Stock is then traded) or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported;

(v) if the Common Stock is not listed on any securities exchange or traded on Nasdaq, but nevertheless is publicly traded and reported on Nasdaq without closing sale prices for the Common Stock being customarily quoted, Fair Market Value shall be determined on the basis of the average of the closing high bid and low asked quotations in such other over-the-counter market as reported by Nasdaq; but, if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on that date, then the average of the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq on the immediately preceding day such bid and asked prices were quoted; or

(vi) if the Common Stock is not publicly traded as described in (i) or (ii) above, Fair Market Value shall be determined by the Committee in good faith and, with respect to an Option or SAR intended to be exempt from Section 409A of the Code, in a manner consistent with Section 409A of the Code.

(p) “Family Members” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Participant’s household (other than a tenant or employee).

(q) “Incentive Bonus” means the amount payable under an Incentive Bonus Award.

(r) “Incentive Bonus Award” means a cash bonus opportunity awarded to an Employee under Section 10 hereof.

(s) “Incentive Stock Option” or “ISO” means an option to purchase shares of Common Stock granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

(t) “Nonqualified Stock Option” or “NSO” means an option to purchase shares of Common Stock granted under Article 6, and which is not intended or otherwise fails to meet the requirements of Section 422 of the Code.

(u) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(v) “Option Price” means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee in accordance with Article 6.

(w) “Participant” means the recipient of an Award under the Plan which Award is outstanding.

(x) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as referenced in Section 13(d) thereof.

(y) “Plan” means The Cato Corporation 2018 Incentive Compensation Plan, as amended from time to time.

(z) “Prior Plan” means The Cato Corporation 2013 Incentive Compensation Plan.

(aa) “Restricted Period” means the period beginning on the grant date of an Award of Restricted Stock or Restricted Stock Units and ending on the date the shares of Common Stock subject to such Award are no longer restricted and subject to forfeiture.

(bb) “Restricted Stock” means a share of Common Stock granted in accordance with the terms of Article 8, which Common Stock is nontransferable and subject to a substantial risk of forfeiture and such other restrictions as determined by the Committee.

(cc) “Restricted Stock Unit” means a non-voting unit of measurement that represents the contingent right to receive a share of Common Stock (or the value of a share of Common Stock) in the future granted in accordance with the terms of Article 8, which right is subject to a substantial risk of forfeiture and such other restrictions as determined by the Committee. Restricted Stock Units are not actual shares of Common Stock.

(dd) “Retirement” means (i) a Termination of Service on or after reaching age sixty-five or (ii) a Termination of Service after reaching age sixty that is specifically approved by the Committee, in its sole discretion, as “Retirement” for purposes of the Plan.

(ee) “SAR” means a stock appreciation right granted pursuant to Article 7.

(ff) “Stock Award” means an equity-based award granted pursuant to Article 9.

(gg) “Subsidiary” means a corporation, partnership, limited liability company, joint venture or other entity in which Cato directly or indirectly controls more than 50% of the voting power or equity or profits interests; provided, that for purposes of Incentive Stock Options, Subsidiary means a “subsidiary corporation” within the meaning of Section 424(f) of the Code. Unless the Committee provides otherwise, for purposes of granting Options or SARs, an entity shall not be considered a Subsidiary if such Options or SARs would then be considered to provide for a deferral of compensation within the meaning of Section 409A of the Code.

(hh) “Ten Percent Stockholder” means a Participant who owns (directly or by attribution within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of Cato, any Subsidiary or a parent of Cato.

(ii) “Termination of Service” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Termination of Service” (and which may instead use the term “Separation from Service,” including for purposes of compliance with Section 409A of the Code), the termination of a Participant’s service with the Company as an Employee or Director for any reason other than a change in the capacity in which the Participant renders service to the Company or a transfer between or among Cato and its Subsidiaries. Unless otherwise determined by the Committee, an Employee shall be considered to have incurred a Termination of Service if his or her employer ceases to be a Subsidiary. All determinations relating to whether a Participant has incurred a Termination of Service and the effect thereof shall be made by the Committee in its sole discretion, including whether a leave of absence shall constitute a Termination of Service, subject to applicable law.

ARTICLE 3. ADMINISTRATION

3.1 General. The Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full and exclusive power to administer the Plan; select the individuals to whom Awards may from time to time be granted under the Plan; grant Awards; determine the size and types of Awards; determine the terms, restrictions and conditions of Awards in a manner consistent with the Plan (including, but not limited to, the number of shares of Common Stock subject to an Award; vesting and/or exercise conditions applicable to an Award; the duration of an Award; restrictions on transferability of an Award and any shares of Common Stock issued thereunder; subject to applicable law, the effect of a Participant’s suspension of employment or leave of absence on an outstanding Award; to what extent and under what circumstances Awards may be settled in cash, Common Stock or otherwise; and other restrictions and covenants upon which a Participant’s rights to receive, exercise or retain an Award or cash, Common Stock or other gains related thereto shall be contingent); construe and interpret the Plan and any agreement or instrument entered into under the Plan; correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award Agreement and determine all questions and settle all controversies arising under the Plan or any Award Agreement; establish, amend, waive or rescind rules and regulations for the Plan’s administration (including, without limitation, rules and regulations relating to sub-plans established for the purposes of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, as provided in Section 14.11); delegate administrative responsibilities under the Plan; and (subject to the provisions of Article 12) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee, including accelerating the time any Option or SAR may be exercised, waiving restrictions and conditions on Awards and establishing different terms and conditions relating to the effect of a Termination of Service. The Committee also shall have the absolute discretion to make all other determinations and take any other actions that may be necessary or advisable in the Committee’s opinion for the administration of the Plan.

3.3 Award Agreements. Awards granted under the Plan may be evidenced by an Award Agreement in such form as the Committee shall determine. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and incorporate any other terms and conditions, not inconsistent with the Plan (except when necessary to comply with Section 409A of the Code or other applicable law), as may be directed by the Committee. Except to the extent prohibited by applicable law, the Committee may, but need not, require as a condition of any such Award Agreement’s effectiveness that the Agreement be signed by the Participant.

3.4 Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically by the Company or the Committee or posted on the Company’s intranet.

3.5 Delegation. To the extent not prohibited by applicable law and only to the extent that any such action will not prevent the Plan or any Award from satisfying an exemption under Rule 16b-3 of the Exchange Act, or the rules of any applicable securities exchange or any other applicable law, the Committee may delegate to a subcommittee of the Committee or to Cato’s executive officers (or other such persons it deems appropriate) the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate; provided that, Awards to executive officers and substantive matters related thereto shall be determined solely by the Committee or an appropriate subcommittee thereof. For the avoidance of doubt and notwithstanding the foregoing, the authority to grant Restricted Stock or other Awards may not be delegated unless permitted by Delaware law.

3.6 Decisions Binding. All determinations, decisions and interpretations made by the Committee pursuant to the provisions of the Plan and all related resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, Cato’s stockholders, and Participants and their estates and beneficiaries.

3.7 Indemnification. In addition to such other rights they may have as Directors or members of the Committee under Cato’s Articles of Incorporation or Bylaws or otherwise, each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Company against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by the member in connection with or resulting from any claim, action, suit or proceeding to which the member may be a party or in which the member may be involved by reason of any action taken or failure to act under or in connection with the Plan or any Award and against all amounts paid by the member in settlement thereof (provided such settlement is approved by Cato) or paid by the member in satisfaction of any judgment in any such action, suit or proceeding against the member, except with respect to matters as to which the member of the Committee or Board has been grossly negligent or engaged in willful misconduct with respect to the performance of the member’s duties or as prohibited by applicable law; provided, however, that the member shall give Cato an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it on the member’s own behalf.

ARTICLE 4. STOCK SUBJECT TO THE PLAN

4.1

(a) Stock Available Under the Plan. Subject to adjustments as provided in Section 4.3, the aggregate number of shares of Common Stock that may be issued pursuant to Awards under the Plan is (i) 4,000,000 shares, plus (ii) the number of unallocated shares of Common Stock remaining available for issuance under the Prior Plan as of May 24, 2018. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of Cato or shares purchased in the open market or otherwise. Shares of Common Stock covered by Awards that expire or are forfeited or canceled for any reason or that are settled in cash or otherwise are terminated without the delivery of the full number of shares of Common Stock underlying the Award or to which the Award relates shall be available for further Awards under the Plan to the extent of such expiration, forfeiture, cancellation, cash settlement, etc. However, shares of Common Stock subject to an Award that are (a) withheld or retained by the Company in payment of the Option Price or other exercise or purchase price of an Award (including shares of Common Stock withheld or retained by the Company or not issued in connection with the net settlement or net exercise of an Award), or (b) tendered to, withheld or retained by the Company in payment of tax withholding obligations relating to an Award shall not become available again for Awards under the Plan. No fractional shares shall be issued, and the Committee shall determine the manner in which any fractional share value shall be treated.

(b) Additions to Share Reserve. The number of shares of Common Stock that shall be available for issuance pursuant to Awards under the Plan shall be increased from time to time by a number of shares equal to the number of shares of Common Stock that are issuable pursuant to awards outstanding under the Prior Plan as of May 24, 2018, and but for the termination of the Prior Plan as of May 24, 2018, would otherwise have reverted to the share reserve of the Prior Plan pursuant to the provisions thereof.

4.2 Individual Award and Plan Limits. Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply (subject to adjustment as provided in Section 4.3):

(a) Individual Option and SAR Limit. For any Participant other than a non-employee Director, such Participant shall not be granted, during any one calendar year, Options and/or SARs (whether such SARs may be settled in shares of Common Stock, cash or a combination thereof) covering in the aggregate more than 300,000 shares of Common Stock.

(b) Individual Limit on Other Awards. For any Participant other than a non-employee Director, with respect to any Awards other than Options and SARs, such Participant shall not be granted, during any one calendar year, such Awards (whether such Awards may be settled in shares of Common Stock, cash or a combination thereof) consisting of, covering or relating to in the aggregate more than 300,000 shares of Common Stock.

(c) ISO Limit. The maximum number of shares of Common Stock that may be issued pursuant to ISOs under the Plan is 4,000,000 shares.

(d) Director Award Limit. For any Participant who is a non-employee Director, such Participant shall not be granted, during any one calendar year, Stock Awards (whether such Stock Awards may be settled in shares of Common Stock, cash or a combination thereof) covering in the aggregate more than 50,000 shares of Common Stock.

4.3 Adjustments. In the event of any change in the number of outstanding shares of Common Stock due to a stock split, stock dividend, spin-off or similar equity restructuring event, then to prevent the dilution or enlargement of rights, corresponding equitable adjustments shall be made by the Committee to the maximum number of shares of Common Stock which may be issued under the Plan set forth in Section 4.1, to the maximum number of shares Common Stock which may be issued pursuant to ISOs under the Plan set forth in Section 4.2(c), to the number and price of shares of Common Stock subject to outstanding Awards granted under the Plan and, to the extent the Committee so determines, to the number of shares of Common Stock subject to the Award limits set forth in Sections 4.2(a) and (b). In the event of a change in corporate capitalization due to a reorganization, recapitalization, merger, consolidation or similar transaction affecting the Common Stock, the Committee shall make adjustments to the number and kind of shares which may be issued under the Plan and to outstanding Awards as it determines, in its sole discretion, to be appropriate. In addition, the Committee, in its sole discretion, shall make such similar adjustments it deems appropriate and equitable in the event of any corporate transaction to which Section 424(a) of the Code applies or such other event which in the judgment of the Committee necessitates such adjustments. Adjustments under this Section 4.3 shall, to the extent practicable and applicable, be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of ISOs, Sections 422 and 424(a) of the Code. Notwithstanding the foregoing, the number of shares of Common Stock subject to any Award shall always be a whole number and the Committee, in its sole discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by Cato of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an outstanding Award.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

Awards under the Plan may be granted to key Employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company as determined by the Committee. Awards under the Plan also may be granted to Directors. In determining the individuals to whom such an Award shall be granted and the terms and conditions of such Award, the Committee may take into account any factors it deems relevant, including the duties of the individual, the Committee’s assessment of the individual’s present and potential contributions to the success of the Company and such other factors as the Committee shall deem appropriate in connection with accomplishing the purposes of the Plan. Such determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. Subject to the Award limits set forth in Section 4.2, a Participant may be granted more than one Award under the Plan; however, a grant made hereunder in any one year to a Participant shall neither guarantee nor preclude a further grant to such Participant in that year or any subsequent years.

ARTICLE 6. STOCK OPTIONS

6.1 Grants of Stock Options. Subject to the provisions of the Plan, the Committee may grant Options upon the following terms and conditions:

(a) Award Agreement. Each grant of an Option shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Option pertains, whether the Option is an ISO or a NSO, the Option Price, the term of the Option, the conditions upon which the Option shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. ISOs may be granted only to Employees of Cato or a Subsidiary.

(b) Option Price. The Option Price per share of Common Stock shall be determined by the Committee, but shall not be less than the Fair Market Value per share of Common Stock on the date of grant of the Option. In the case of an ISO granted to a Ten Percent Stockholder, the Option Price per share of Common Stock shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an Option Price per share of Common Stock less than that set forth above if such Option is granted pursuant to an assumption of, or substitution for, another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise of Options. An Option shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Except as otherwise provided in the Award Agreement, the right to purchase shares of Common Stock under the Option that become exercisable in periodic installments shall be cumulative so that such shares of Common Stock (or any part thereof) may be purchased at any time thereafter until the expiration or termination of the Option.

(d) Option Term. The term of an Option shall be determined by the Committee, but in no event shall an Option be exercisable more than ten years from the date of its grant or, in the case of any ISO granted to a Ten Percent Stockholder, more than five years from the date of its grant.

(e) Termination of Service. Except to the extent an Option remains exercisable as provided below or as otherwise set forth in the Award Agreement, an Option shall immediately terminate upon the Participant’s Termination of Service for any reason.

Death, Disability or Retirement. In the event that a Participant incurs a Termination of Service as a result of the Participant’s death, Disability or Retirement, then an outstanding Option granted to the Participant may be exercised by the Participant (or, in the case of the Participant’s death, the person(s) to whom the Participant’s rights to exercise the Option passed by will or the laws of descent and distribution, or the executor or administrator of the Participant’s estate, as applicable), to the same extent the Option was exercisable as of such Termination of Service, for up to one year from such Termination of Service, but in no event after the expiration of the term of the Option as set forth in the Award Agreement.

(vii) Other Terminations Without Cause. In the event that a Participant incurs a Termination of Service for any reason other than Cause or his death, Disability or Retirement, then an outstanding Option granted to the Participant may be exercised by the Participant (or, in the case of the Participant’s death, the person(s) to whom the Participant’s rights to exercise the Option passed by will or the laws of descent and distribution, or the executor or administrator of the Participant’s estate, as applicable), to the same extent the Option was exercisable as of such Termination of Service, for up to 90 days following such Termination of Service, but in no event after the expiration of the term of the Option as set forth in the Award Agreement.

(f) ISO Limitation. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which a Participant’s ISOs are exercisable for the first time during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000 or such other applicable limitation set forth in Section 422 of the Code, such ISOs shall be treated as NSOs. The determination of which ISOs shall be treated as NSOs generally shall be based on the order in which such ISOs were granted and shall be made in accordance with applicable rules and regulations under the Code.

(g) Non-Exempt Employees. No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

(h) Payment. Options shall be exercised by the delivery of a written notice of exercise to Cato (or its delegate) in the manner prescribed by Cato (or its delegate), specifying the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by the aggregate Option Price (or provision for the aggregate Option Price) for the shares of Common Stock. Unless otherwise provided by the Committee, the aggregate Option Price shall be payable to Cato in full (i) in cash or cash equivalents acceptable to

Cato; (ii) subject to applicable law and such rules and procedures as may be established by the Committee, (1) by tendering previously acquired shares of Common Stock (or delivering a certification of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that accepting such shares will not result in any adverse accounting consequences to the Company, as the Committee determines in its sole discretion), (2) by means of a “cashless exercise” facilitated by a securities broker approved by Cato through the irrevocable direction to sell all or part of the shares of Common Stock being purchased and to deliver the Option Price (and any applicable withholding taxes) to Cato, or (3) by means of a “net share settlement” procedure; or (iii) a combination of the foregoing. The Committee also may provide that Options may be exercised by any other means it determines to be consistent with the Plan’s purpose and applicable law (including the tendering of Awards having an aggregate Fair Market Value at the time of exercise equal to the total Option Price).

(i) Transfer Restrictions. Options generally may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and Options generally shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit a Participant to transfer NSOs, in whole or in part, for no consideration to (i) one or more Family Members; (ii) a trust in which Family Members have more than 50% of the beneficial interest; (iii) a foundation in which Family Members (or the Participant) control the management of assets; or (iv) any other entity in which Family Members (or the Participant) own more than 50% of the voting interests; or may permit a transfer of NSOs under such other circumstances as the Committee shall determine; provided that in all cases, such transfer is permitted under applicable tax laws and Rule 16b-3 of the Exchange Act as in effect from time to time. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred NSOs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and Award Agreement relating to the expiration or termination of the NSOs). The NSOs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.

(j) No Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to the Participant’s Option until the issuance of such shares to the Participant pursuant to the exercise of such Option.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1 Grants of SARs. Subject to the provisions of the Plan, the Committee may grant SARs upon the following terms and conditions:

(a) Award Agreement. Each grant of a SAR shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the SAR pertains, the term of the SAR, the conditions upon which the SAR shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The Committee may grant SARs in tandem with or independently from Options.

(b) Initial Value of SARs. The Committee shall assign an initial value to each SAR, provided that the initial value may not be less than the aggregate Fair Market Value on the date of grant of the shares of Common Stock to which the SAR pertains.

(c) Exercise of SARs. A SAR shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Notwithstanding the foregoing, in the case of a SAR that is granted in tandem with an Option, the SAR may be exercised only with respect to the shares of Common Stock for which its related Option is then exercisable. The exercise of either an Option or a SAR that are granted in tandem shall result in the termination of the other to the extent of the number of shares of Common Stock with respect to which such Option or SAR is exercised.

(d) Term of SARs. The term of a SAR granted independently from an Option shall be determined by the Committee, but in no event shall such a SAR be exercisable more than ten years from the date of its grant. A SAR granted in tandem with an Option shall have the same term as the Option to which it relates.

(e) Termination of Service. In the event that a Participant incurs a Termination of Service, the Participant’s SARs shall terminate in accordance with the provisions specified in Article 6 with respect to Options.

(f) Payment of SAR Value. Upon the exercise of a SAR, a Participant shall be entitled to receive (i) the excess of the Fair Market Value on the date of exercise of the shares of Common Stock with respect to which the SAR is being exercised, over (ii) the initial value of the SAR on the date of grant, as determined in accordance with Section 7.1(b) above. Notwithstanding the foregoing, the Committee may specify in an Award Agreement that the amount payable upon the exercise of a SAR shall not exceed a designated amount. As specified by the Committee in the Award Agreement, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock of equivalent value, or a combination of cash and Common Stock. A fractional share of Common Stock shall not be deliverable upon the exercise of a SAR, but a cash payment shall be made in lieu thereof.

(g) Nontransferability. Except as otherwise provided by the Committee, SARs granted under the Plan may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and SARs shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity).

(h) No Stockholder Rights. No Participant shall have any rights as a stockholder of Cato with respect to shares of Common Stock subject to a SAR until the issuance of shares (if any) to the Participant pursuant to the exercise of such SAR.

ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Grants of Restricted Stock and Restricted Stock Units. Subject to the provisions of the Plan, the Committee may grant Restricted Stock and/or Restricted Stock Units upon the following terms and conditions:

(a) Award Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Restricted Stock granted or with respect to which the Restricted Stock Units are granted, the Restricted Period, the conditions upon or the time at which the Restricted Period shall lapse, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Purchase Price. The Committee shall determine the purchase price, if any, to be paid for each share of Restricted Stock or each Restricted Stock Unit, subject to such minimum consideration as may be required by applicable law.

(c) Nontransferability. Except as otherwise set forth in the Award Agreement, shares of Restricted Stock may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such shares and the satisfaction of any and all other conditions prescribed by the Committee. Restricted Stock Units may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such Restricted Stock Units and the satisfaction of any and all other conditions prescribed by the Committee.

(d) Other Restrictions.The Committee may impose such conditions and restrictions on the grant, vesting or retention of Restricted Stock and Restricted Stock Units as it determines, including but not limited to restrictions based upon the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives. The Committee may provide that such restrictions may lapse separately or in combination at such time or times and with respect to all shares of Restricted Stock or all Restricted Stock Units or in installments or otherwise as the Committee may deem appropriate.

(e) Settlement of Restricted Stock Units. After the expiration of the Restricted Period and all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapsed, the Participant shall be entitled to receive the then Fair Market Value of the shares of Common Stock with respect to which the Restricted Stock Units were granted. Such amount shall be paid in accordance with the terms of the Award Agreement and shall be paid in cash, shares of Common Stock (which shares of Common Stock themselves may be shares of Restricted Stock) or a combination thereof as determined by the Committee and specified in the Award Agreement.

(f) Section 83(b) Election. The Committee may provide in an Award Agreement that an Award of Restricted Stock is subject to the Participant making or refraining from making an election under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.

(g) Termination of Service. Notwithstanding anything herein to the contrary and except as otherwise determined by the Committee, in the event of the Participant’s Termination of Service prior to the expiration of the Restricted Period, all shares of Restricted Stock and all Restricted Stock Units with respect to which the applicable restrictions have not yet lapsed shall be forfeited.

(h) Stockholder Rights.

Restricted Stock. Except to the extent otherwise provided by the Committee, a Participant that has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors, provided, that the Committee may require that any cash dividends shall be automatically reinvested in additional shares of Restricted Stock.

(viii) Restricted Stock Units. A Participant shall have no voting or other stockholder rights or ownership interest in shares of Common Stock with respect to which Restricted Stock Units are granted. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide in an Award Agreement that, if the Board of Directors declares a dividend with respect to the Common Stock, Participants shall receive dividend equivalents with respect to their Restricted Stock Units. Subject to Section 409A of the Code, the Committee may determine the form, time of payment and other terms of such dividend equivalents, which may include cash or Restricted Stock Units.

(ix) Adjustments and Dividends Subject to Plan. With respect to any shares of Restricted Stock or Restricted Stock Units received as a result of adjustments under Section 4.3 hereof and also any shares of Common Stock, Restricted Stock or Restricted Stock Units that result from dividends declared on the Common Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8 except to the extent the Committee otherwise determines.

(i) Issuance of Restricted Stock. A grant of Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Participant, containing such legends as the Committee deems appropriate and held in custody by Cato or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until (1) the expiration or termination of the Restricted Period for such shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee or (2) the forfeiture of such shares of Restricted Stock. The Committee may require a Participant to deliver to Cato one or more stock powers, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for Cato.

ARTICLE 9. STOCK AWARDS

The Committee may grant other types of Stock Awards that involve the issuance of shares of Common Stock or that are denominated or valued by reference to shares of Common Stock, including but not limited to the grant of shares of Common Stock or the right to acquire or purchase shares of Common Stock. Stock Awards may be granted either alone or in addition to other Awards under the Plan. Stock Awards shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The Award Agreement shall specify the number of shares of Common Stock to which the Stock Award (or cash equivalent thereof) pertains, the form in which the Stock Award shall be paid, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

ARTICLE 10. INCENTIVE BONUS AWARDS

10.1 Incentive Bonus Awards. The Committee may grant an Incentive Bonus Award upon the terms and conditions described below. Incentive Bonus Awards may be granted only to Employees.

(a) General. The Committee shall establish the parameters for the Incentive Bonus Award, including, as it deems appropriate, target and maximum amounts that may be payable; the financial or other business objectives and other criteria that must be met and the period during which such financial or other business objectives and other criteria will be measured; the formula or basis by which the actual amount of the Incentive Bonus shall be determined; the timing of payment of any Incentive Bonus; whether such amount shall be paid in lump sum or installments; any forfeiture events that may apply; and such other terms and conditions that the Committee deems appropriate.

(b) Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. Subject to such terms and conditions as the Committee shall determine, the Committee may provide for or permit a Participant to elect the payment of an Incentive Bonus to be deferred under a nonqualified deferred compensation arrangement, with such arrangement and any related elections to comply with Section 409A of the Code. Incentive Bonuses shall be paid in cash to the Participant (or, in the event of the Participant’s death, to the Participant’s estate).

(c) Conditions on Payment. Except as otherwise provided by the Committee, payment of an Incentive Bonus will be made to a Participant only if the Participant has not incurred a Termination of Service prior to the time of payment. In all events, the Committee may, in its sole discretion, reduce or eliminate the amount payable to any Participant in each case based upon such factors as the Committee may deem relevant.

(d) Maximum Payment. Notwithstanding anything herein to the contrary, the maximum amount that may paid per calendar year to a Participant pursuant to an Incentive Bonus Award shall be $3,000,000.

ARTICLE 11. CHANGE IN CONTROL

11.1 Treatment of Options and SARs. Notwithstanding any other provision of the Plan, all outstanding Options and SARs shall become fully vested and exercisable immediately upon a Change in Control. In addition, the Committee may (a) require Participants to surrender their outstanding Options and SARs in exchange for a cash payment from the Company equal to the excess of the Change in Control Price (as defined below) for each share of Common Stock subject to such outstanding Options and SARs over the Option Price or “initial value” (in the case of a SAR); (b) offer Participants an opportunity to exercise their outstanding Options and SARs and then provide that any or all unexercised Options and SARs shall terminate at such time as the Committee deems appropriate; or (c) in the event of a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), provide that all outstanding Options and SARs that are not exercised shall be assumed, or replaced with comparable Options or SARs, as the case may be, by the surviving corporation (or a parent or subsidiary thereof). For purposes of this Section, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock reported on the New York Stock Exchange Composite Index (or other principal securities exchange on which the Common Stock is listed or on Nasdaq, if applicable) during the 60-day period ending on the date of the Change in Control; or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price paid per share of Common Stock in such transaction, provided that to the extent the consideration paid in any such transaction consists of anything other than cash, the fair value of such non-cash consideration shall be determined in the sole discretion of the Board. Notwithstanding the foregoing, in the case of ISOs or SARs that relate to ISOs, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such ISO or SAR is deemed exercised as the result of its surrender (but in no event more than the amount that will enable such ISO to continue to qualify as an ISO).

11.2 Treatment of Restricted Stock, Restricted Stock Units and Stock Awards. Notwithstanding any other provision of the Plan, all Restricted Stock, Restricted Stock Units and Stock Awards shall be deemed vested, all restrictions shall be deemed lapsed, all terms and conditions shall be deemed satisfied and the Restricted Period with respect thereto shall be deemed to have ended upon a Change in Control.

11.3 Treatment of Incentive Bonuses. All Incentive Bonuses earned but still outstanding as of the date of the Change in Control shall be payable in full immediately upon a Change in Control. Any remaining Incentive Bonuses shall be accelerated and immediately vested, paid or delivered, as the case may be, on a pro rata basis upon a Change in Control based upon assumed achievement of all target performance goals and the length of time within the applicable performance period that has elapsed prior to the Change in Control.

11.4 Limitation on Acceleration. In the event that the acceleration, vesting, payment or delivery of Awards an amount payable, vesting or shares, when added to all other amounts payable to a Participant, would constitute an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Code, the Compensation Committee may, in its sole discretion, adjust, reduce or prohibit acceleration of such Awards in any manner it deems appropriate to lessen or avoid the excise tax that otherwise may be payable under Section 4999 of the Code.

ARTICLE 12. AMENDMENT, SUSPENSION AND TERMINATION

12.1 Amendment, Suspension and Termination of Plan. The Committee may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, that any such amendment, suspension or termination of the Plan shall be subject to the requisite approval of the stockholders of Cato (a) to the extent stockholder approval is necessary to satisfy the applicable requirements of the Code (including, but not limited to, Section 422 thereof), the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or other securities exchange listing requirements or any other law or regulation; or (b) if such amendment is intended to allow the Option Price of outstanding Options to be reduced by repricing or replacing such Options. Unless sooner terminated by the Committee, the Plan shall terminate on May 23, 2028, a term of ten years from the date the Plan was initially adopted by the Committee. No further Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any outstanding Awards previously granted. No amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Participant under any outstanding Award without the Participant’s consent.

12.2 Amendment of Awards. Subject to Section 12.1 above, the Committee may at any time amend the terms of an Award previously granted to a Participant, but no such amendment shall adversely affect in any material way the rights of the Participant without the Participant’s consent except as otherwise provided in the Plan or the Award Agreement.

12.3 Compliance Amendments. Notwithstanding any other provision of the Plan to the contrary, the Committee may amend the Plan and/or any outstanding Award in any respect it deems necessary or advisable to comply with applicable law or address other regulatory matters without obtaining a Participant’s consent, including but not limited to reforming (including on a retroactive basis, if permissible and applicable) any terms of an outstanding Award to comply with or meet an exemption from Section 409A of the Code or to comply with any other applicable laws, regulations or exchange listing requirements (including changes thereto).

ARTICLE 13. WITHHOLDING

13.1 Tax Withholding Requirements. Cato and its Subsidiaries shall have the power and the right to deduct or withhold from cash payments or, subject to Section 13.2, other property to be paid to the Participant, or require a Participant to remit to Cato or a Subsidiary, an amount sufficient to satisfy federal, state, local, or foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan. Cato shall not be required to issue, deliver or release restrictions on any shares of Common Stock or settle any Awards payable hereunder if such withholding requirements have not been satisfied.

13.2 Withholding Arrangements. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder that are to be paid in the form of cash or shares of Common Stock, at the sole discretion of the Committee and pursuant to such procedures as it may specify, the Committee may require or permit the Participant to satisfy the Participant’s withholding obligations (a) by delivering cash or having Cato or the applicable Subsidiary withhold an amount from cash otherwise due the Participant; and/or (b) by having Cato or the applicable Subsidiary withhold or retain from an Award shares of Common Stock or by the Participant delivering sufficient shares of Common Stock the Participant already owns (which are not subject to any pledge or security interest), provided, that any such share withholding or delivery can be effected without causing liability under Section 16(b) of the Exchange Act, and provided further, that the Committee may permit share withholding in excess of the minimum required statutory amount so long as such share withholding will not trigger classification of the Award as a liability for financial accounting purposes. Notwithstanding the foregoing, the Committee shall have the right to restrict a Participant’s ability to satisfy tax obligations through share withholding and delivery as it may deem necessary or appropriate.

ARTICLE 14. GENERAL PROVISIONS

14.1 Forfeiture Events and Recoupment. Notwithstanding any other provision of the Plan to the contrary, an Award Agreement may provide that an Award and/or a Participant’s rights, payments and benefits with respect to an Award (including Awards that have become vested and exercisable), including without limitation the right to receive an Award, to exercise an Award, to retain an Award or other Awards, to retain cash or Common Stock acquired in connection with an Award and/or to retain the profit or gain realized by the Participant in connection with an Award shall be subject to reduction, rescission, forfeiture or recoupment by the Company upon the occurrence of certain events (including, but not limited to, Termination of Service for Cause, breach of confidentiality or other restrictive covenants that apply to the Participant, engaging in competition against the Company, or other conduct or activity by the Participant that is detrimental to the business or reputation of the Company), whether during or after termination, in addition to any forfeitures due to a vesting schedule or Termination of Service and any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise.

To the extent necessary to comply with or as required by applicable law, all Awards granted under the Plan also shall be subject to the terms and conditions of any policy regarding clawbacks, forfeitures, or recoupments adopted by the Company from time to time. Without limiting the foregoing, by acceptance of any Award, each Participant agrees to repay to the Company any amount that may be required to be repaid under any such policy.

14.2 Requirements for Stock Ownership/Legends. The Committee, in its sole discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired pursuant to the exercise of an Option or SAR or in connection with any other Award under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Participant is otherwise vested in such Common Stock. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable and the Committee may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.

14.3 Deferrals. Subject to Section 14.10, the Committee may require or permit a Participant to defer receipt of the delivery of shares of Common Stock or other payments pursuant to Awards under the Plan that otherwise would be due to such Participant. Subject to Section 14.10, any deferral elections shall be subject to such terms, conditions, rules and procedures as the Committee shall determine.

14.4 No Employment or Service Rights. Nothing in the Plan or any Award Agreement shall confer upon any Participant any right to continue in the employ or service of the Company nor interfere with or limit in any way the right of the Company to terminate any Participant’s employment by, or performance of services for, the Company at any time for any reason.

14.5 No Participation Rights. No person shall have the right to be selected to receive an Award under this Plan and there is no requirement for uniformity of treatment among Participants.

14.6 No Fund or Trust Created. To the extent that any person acquires a right to receive Common Stock, cash or other property under the Plan, such right shall be only contractual in nature and unsecured by any assets of the Company. The Company shall not be required to segregate any specific funds, assets or other property from its general assets with respect to any Awards under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between Cato (and/or any Subsidiary) and any Participant or other person. Participants shall have no rights under the Plan other than as unsecured general creditors of Cato or the applicable Subsidiary.

14.7 Restrictions on Transferability. Except as otherwise provided herein or in an Award Agreement, no Award or any shares of Common Stock subject to an Award that have not been issued, or as to which any applicable restrictions have not lapsed, may be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner. Any attempt to transfer an Award or such shares of Common Stock in violation of the Plan or an Award Agreement shall relieve the Company from any obligations to the Participant thereunder and such Award and all rights thereunder shall immediately become null and void.

14.8 Requirements of Law. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Participants who are subject to Section 16 of the Exchange Act, this Plan and Awards granted hereunder are intended to comply with the provisions of and satisfy the requirements for exemption under Rule 16b-3 or any successor rule under the Exchange Act, unless determined otherwise by the Committee, and the Committee may, in its sole discretion, impose additional terms and restrictions upon Awards to ensure compliance with the foregoing.

14.9 Approvals and Listing. Cato shall not be required to grant, issue or settle any Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of Cato; (b) obtaining any approval from any governmental agency that Cato shall, in its sole discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental or regulatory body that Cato shall, in its sole discretion, determine to be necessary or advisable. Cato may require that any recipient of an Award make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, Cato shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.

14.10 Compliance with Code Section 409A. It is generally intended that the Plan and all Awards hereunder either comply with or meet the requirements for an exemption from Section 409A of the Code and the Plan shall be operated, interpreted and administered accordingly. No Award (or modification thereof) shall provide for a deferral of compensation (within the meaning of Section 409A of the Code) that does not comply with Section 409A of the Code and the Award Agreement shall incorporate the terms and conditions required by Section 409A of the Code, unless the Committee, at the time of grant (or modification, as the case may be), specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, the Committee may amend or vary the terms of Awards under the Plan in order to conform such terms to the requirements of Section 409A of the Code. To the extent an Award does not provide for a deferral of compensation (within the meaning of Section 409A of the Code), but may be deferred under a nonqualified deferred compensation plan established by the Company, the terms of such nonqualified deferred compensation plan shall govern such deferral, and to the extent necessary, are incorporated herein by reference. Except as may be provided in an Award Agreement, to the extent that an Award provides for a deferral of compensation (within the meaning of Section 409A of the Code), and the Participant is a “specified employee” (within the meaning of Section 409A of the Code and determined by the Company in accordance with its procedures), benefits payable under the Award that are required to be postponed under Section 409A of the Code following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) shall not be paid until after six months following such separation from service (except as Section 409A of the Code may permit), and shall instead be accumulated and paid in a lump sum on the first business day following expiration of such six-month period. Notwithstanding any other provisions of the Plan or any Award Agreement, the Company does not guarantee to any Participant (or any other person with an interest in an Award) that the Plan or any Award hereunder complies with or is exempt from Section 409A of the Code, and shall not have any liability to or indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

14.11 Participants Outside of the United States. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, (a) adopt such rules and procedures as it determines are necessary or appropriate to permit participation in the Plan by Employees or Directors who are foreign nationals or employed outside of the United States; and/or (b) vary, modify or amend the terms of Awards made to or held by a Participant in any manner determined by the Committee to be necessary or appropriate in order that such Award shall conform to or accommodate differences in laws, rules, regulations, customs or policies of each jurisdiction outside of the United States where the Participant is located or employed and/or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. The Committee also may establish administrative rules and procedures to facilitate the operation of the Plan in such foreign jurisdictions. The Committee also is authorized to adopt sub-plans to achieve the purposes of this Section 14.11. An Award made in accordance with this Section 14.11 may have terms that are inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the affected Participant.

14.12 Other Corporate Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation or bonus arrangements or the right of Cato to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of Cato, the dissolution or liquidation of Cato, or any sale or transfer of all or any part of its business or assets.

14.13 Stockholder Rights. Notwithstanding anything in the Plan to the contrary, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (a) such Participant has satisfied all requirements for issuance of the shares covered by the Award pursuant to its terms, and (b) the issuance of the Common Stock has been entered into the books and records of the Company.

14.14 Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Awards shall constitute general funds of the Company.

14.15 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

14.16 Severability. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Committee may elect in its sole discretion to construe such invalid or unenforceable provision in a manner which conforms to applicable law or as if such provision was omitted.

14.17 Governing Law. To the extent not preempted by federal law, the Plan, and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof). The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan or any Awards hereunder will be exclusively in the state or federal courts (as applicable) sitting in Mecklenburg County, North Carolina.

14.18 Successors. All obligations of Cato under the Plan with respect to Awards granted hereunder shall be binding on any successor of Cato, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of Cato or other transaction.

14.19 Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

CLASS A COMMON STOCK

THE CATO CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John P. D. Cato and Christin J. Reische, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated on the reverse side of this card, all of the shares of Class A Common Stock of The Cato Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of The Cato Corporation to be held on May 24, 2018 and at any and all adjournments thereof. The Board recommends a vote FOR the following items:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

THE CATO CORPORATION

May 24, 2018

CLASS A COMMON STOCK

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.catofashions.com/info/proxy.cfm

Please sign, date and mail
your vote authorization
form in the envelope
provided as soon as
possible.
↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
"FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	◯ John P. D. Cato ◯ Thomas E. Meckley ◯ Bailey W. Patrick

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the compensation of executive officers;	☐	☐	☐

3.	Proposal to approve the Cato Corporation 2018 Incentive Compensation Plan;	☐	☐	☐

4.	Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for fiscal year ending February 2, 2019.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 2, 3 AND 4, AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY SO AS TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF
THE CATO CORPORATION
May 24, 2018
CLASS A COMMON STOCK
PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.catofashions.com/info/investor-relations
↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
"FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	◯ John P. D. Cato ◯ Thomas E. Meckley ◯ Bailey W. Patrick

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the compensation of executive officers;	☐	☐	☐

3.	Proposal to approve the Cato Corporation 2018 Incentive Compensation Plan;	☐	☐	☐

4.	Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for fiscal year ending February 2, 2019.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 2, 3 AND 4, AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY SO AS TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.